                                                                       Exhibit 1



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                          AGREEMENT AND PLAN OF MERGER





                          Dated as of December 10, 1999


                                      Among


                                   AT&T CORP.,


                              B-GROUP MERGER CORP.,


                            LIBERTY MEDIA CORPORATION


                                       And


                             THE TODD-AO CORPORATION



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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND CONSTRUCTION............................................................................1
   1.1   Certain Definitions......................................................................................1
   1.2   Additional Definitions...................................................................................7
   1.3   Terms Generally..........................................................................................9
ARTICLE II THE MERGER AND RELATED MATTERS.........................................................................9
   2.1   The Reclassification.....................................................................................9
   2.2   The Merger..............................................................................................10
   2.3   Closing.................................................................................................11
   2.4   Conversion of Securities................................................................................13
   2.5   Exchange of Shares......................................................................................14
   2.6   Treatment of Company Stock Options......................................................................18
   2.7   Treatment of Convertible Debentures.....................................................................19
   2.8   Post-Merger Restructuring Transactions..................................................................20
   2.9   Convertible Debt Facility...............................................................................20
   2.10  Changes in Class A Liberty Group Stock..................................................................20
ARTICLE III CERTAIN ACTIONS......................................................................................21
   3.1   Stockholder Meeting.....................................................................................21
   3.2   Proxy Statements and Other Commission Filing............................................................21
   3.3   Identification of Rule 145 Affiliates...................................................................23
   3.4   State Takeover Statutes.................................................................................23
   3.5   Reasonable Efforts......................................................................................23
   3.6   Stock and Other Plans...................................................................................25
   3.7   Expenses................................................................................................25
   3.8   Acquisition of Company Stock............................................................................26
   3.9   Compensation............................................................................................28
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................28
   4.1   Organization and Qualification..........................................................................28
   4.2   Authorization and Validity of Agreement.................................................................29
   4.3   Capitalization..........................................................................................29
   4.4   Reports and Financial Statements........................................................................31
   4.5   No Approvals or Notices Required; No Conflict with Instruments..........................................32
   4.6   Absence of Certain Changes or Events....................................................................34
   4.7   Information Supplied....................................................................................34
   4.8   Legal Proceedings.......................................................................................35
   4.9   Licenses; Compliance with Regulatory Requirement........................................................35
   4.10  Brokers or Finders......................................................................................36
   4.11  Tax Matters.............................................................................................36
   4.12  Employee Matters........................................................................................37
   4.13  Fairness Opinion........................................................................................40
   4.14  Recommendation of Company Board.........................................................................40

   4.15  Vote Required; Consents Under Employee Plans............................................................40
   4.16  Adequacy of Properties; Intangible Property.............................................................40
   4.17  Transactions with Affiliates and Certain Agreements.....................................................41
   4.18  No Investment Company...................................................................................41
   4.19  No Excise Tax Obligations...............................................................................41
   4.20  Full Disclosure.........................................................................................42
   4.21  British Telecommunications..............................................................................42
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................42
   5.1   Organization and Qualification..........................................................................42
   5.2   Authorization and Validity of Agreement.................................................................42
   5.3   Capitalization of Parent................................................................................43
   5.4   Ownership of Merger Sub; No Prior Activities; Assets of Merger Sub......................................43
   5.5   Ownership of Company Stock..............................................................................44
   5.6   Information Supplied....................................................................................44
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF LIBERTY.............................................................44
   6.1   Organization and Qualification..........................................................................44
   6.2   Authorization and Validity of Agreement.................................................................45
   6.3   Ownership of Company Stock..............................................................................45
   6.4   Information Supplied....................................................................................45
   6.5   Liberty Group Information...............................................................................46
   6.6   No Approvals or Notices Required........................................................................47
   6.7   Absence of Certain Changes or Events....................................................................47
   6.8   Legal Proceedings.......................................................................................48
   6.9   No Other Merger Agreements..............................................................................48
ARTICLE VII CERTAIN AGREEMENTS AND TRANSACTIONS PRIOR TO CLOSING.................................................48
   7.1   Access to Information Concerning Properties and Records.................................................48
   7.2   Confidentiality.........................................................................................48
   7.3   Public Announcements....................................................................................50
   7.4   Conduct of the Company's Business Pending the Effective Time............................................50
   7.5   No Solicitation.........................................................................................52
   7.6   Notification of Certain Matters.........................................................................54
   7.7   Defense of Litigation...................................................................................54
   7.8   Additional Financial Statements.........................................................................54
   7.9   Actions by Merger Sub...................................................................................55
   7.10  Listing.................................................................................................55
   7.11  Certain Agreements......................................................................................55
   7.12  Certificates as to Indebtedness.........................................................................55
   7.13  Indemnification of Directors and Officers; Insurance....................................................55
   7.14  Tax Matters.............................................................................................57
   7.15  Certain Obligations of Liberty..........................................................................58
ARTICLE VIII CONDITIONS PRECEDENT................................................................................58

   8.1   Conditions Precedent to the Obligations of Parent, Liberty, Merger Sub and the Company..................58
   8.2   Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Liberty.............59
   8.3   Conditions Precedent to the Obligations of Parent and Merger Sub for the Benefit of Parent..............61
   8.4   Conditions Precedent to the Obligations of the Company..................................................64
ARTICLE IX TERMINATION...........................................................................................66
   9.1   Termination and Abandonment.............................................................................66
   9.2   Termination Fee; Effect of Termination..................................................................67
   9.3   No Employment...........................................................................................67
ARTICLE X MISCELLANEOUS..........................................................................................67
   10.1  Certain Tax Positions...................................................................................67
   10.2  No Waiver of Representations and Warranties; Survival...................................................67
   10.3  Notices.................................................................................................68
   10.4  Entire Agreement........................................................................................70
   10.5  Assignment; Binding Effect; Benefit.....................................................................70
   10.6  Amendment...............................................................................................71
   10.7  Extension; Waiver.......................................................................................71
   10.8  Headings................................................................................................71
   10.9  Counterparts............................................................................................71
   10.10 Applicable Law..........................................................................................72
   10.11 Enforcement.............................................................................................72
   10.12 Disclosure Schedule.....................................................................................72
   10.13 Parent Transactions.....................................................................................72

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 10th day of December, 1999, by and among AT&T Corp. ("Parent"), B-Group Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Liberty Media Corporation ("Liberty"), and The Todd-AO Corporation, a Delaware corporation (the "Company").

                  WHEREAS the parties wish to provide for the terms and conditions upon which Parent will acquire stock in the Company possessing not less than 80% of the voting power of the Company (on a fully-diluted basis) by means of a merger of Merger Sub, a direct wholly-owned subsidiary of Parent, with and into the Company (the "Merger"); and

                  WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereby agree as follows

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

          1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the corresponding meanings:

                  An "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Company Plan). A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither Parent nor any of its Affiliates shall be deemed to be an Affiliate of Liberty Media or any of its Affiliates, and neither Liberty Media nor any entity that is a member of the Liberty Media Group nor any of the Affiliates of any of the foregoing shall be deemed to be an Affiliate of Parent or any of its Affiliates.

                  "AGREEMENT" means this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

                  "CLASS A LIBERTY GROUP STOCK" means the Class A Liberty Media Group Common Stock, par value $1.00 per share, of Parent.

                  "CLASS B LIBERTY GROUP STOCK" means the Class B Liberty Media Group Common Stock, par value $1.00 per share, of Parent.

                  "CLOSING" means the consummation of the transactions contemplated by this Agreement.

                  "CLOSING DATE" means the date on which the Closing occurs pursuant to Section 2.3.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK GROUP" has the meaning given to such term in the Parent Charter.

                  "COMPANY CLASS A STOCK" means the Class A Common Stock, par value $.01 per share, of the Company, after giving effect to the Reclassification.

                  "COMPANY CLASS B STOCK" means the Class B Common Stock, par value $.01 per share, of the Company, after giving effect to the Reclassification.

                  "COMPANY COMMISSION FILINGS" means and includes all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed or to be filed by the Company with the Commission since September 1, 1993.

                  "COMPANY STOCK" means, prior to the Reclassification, the Old Class A Common Stock and the Old Class B Common Stock, collectively, and, from and after the Reclassification, the Company Class A Stock and the Company Class B Stock, collectively.

                  "CONTRACT" means and includes any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature.

                  "CONTRIBUTION AGREEMENT" means the Contribution Agreement dated as of March 9, 1999, among Liberty, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC.

                  "CONVERTIBLE DEBENTURES" means the 5% Convertible Debentures issued by the Company as listed on Schedule 4.3.

                  "COMMON STOCK GROUP" has the meaning given to such term in the Parent Charter.

                  "COVERED ENTITY" has the meaning ascribed thereto in the Parent Charter.

                  "DISCLOSURE SCHEDULE" means the Schedules constituting a part of this Agreement as contemplated by Article IV, copies of which have been delivered to Parent and Liberty, on or prior to the date hereof.

                  "EFFECTIVE TIME" means the time when the Merger becomes effective under applicable law.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "GOVERNMENTAL ENTITY" means and includes any court, arbitrators, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

                  "HASSANEIN" means Salah M. Hassanein.

                  "HART-SCOTT ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

                  "INTER-GROUP AGREEMENT" shall mean the Inter-Group Agreement, dated as of March 9, 1999, as amended, among Parent, on the one hand, and Liberty, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand.

                  "INTER-GROUP SUPPLEMENT" shall mean the Fifth Supplement to Inter-Group Agreement between and among Parent, on the one hand, and Liberty, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand, dated as of the date hereof.

                  "LETTER OF INTENT" means the letter of intent dated July 30, 1999, among Liberty, the Company, Marshall Naify and Robert A. Naify.

                  "LIBERTY AFFILIATE", "Affiliate of Liberty" and similar phrases means Liberty, each Covered Entity, each member of the Liberty Media Group, and each subsidiary of Liberty, any member of the Liberty Media Group or a Covered Entity and from and after the Closing Date, the Surviving Corporation.

                  "LIBERTY GROUP INFORMATION" means the information regarding the Liberty Media Group described in Section 6.5.

                  "LIBERTY MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of Liberty to perform its obligations hereunder) or (ii) an adverse effect on the business, assets, liabilities, operations, results of operations, or financial condition of the Liberty Media Group that is material to the Liberty Media Group taken as a whole.

                  "LIBERTY MEDIA GROUP" has the meaning given to such term in the Parent Charter and shall include Ranger Acquisition Corp., A-Group Merger Corp., C-Group Merger Corp., D-Group Merger Corp., and each of their respective Subsidiaries and successors.

                  "LIEN" means any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, statutory or other lien, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of any party hereto to consummate such transactions or perform its material obligations hereunder) or (ii) an adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company or any subsidiary of the Company (or of the Surviving Corporation or any subsidiary of the Surviving Corporation) that is material to the Company and its subsidiaries taken as a whole (or the Surviving Corporation and its subsidiaries taken as a whole, as the case may
be), except to the extent that any such effect shall apply to, or be experienced by, the post-production industry in general. Without limiting the generality of the foregoing, for purposes of Article IV hereof, an adverse effect shall be deemed to be material for purposes of clause (ii) of this definition if it involves an amount of $5,000,000 or more.

                  "MERGER CONSIDERATION" means the Class A Liberty Group Stock into which shares of Company Class B Stock are converted pursuant to Section 2.4(a)(iii).

                  "NYSE" means The New York Stock Exchange.

                  "PARENT ADVERSE EFFECT" means any of (i) an effect which is adverse to, or burdensome on the business, assets, liabilities, condition (financial or otherwise), results of operations, operations or prospects of any business of Parent or its Subsidiaries being conducted on the date hereof (other than any such effect which is insignificant in nature or consequence) or (ii) an adverse effect on the relationship between Parent or any of its Subsidiaries and any federal or state Governmental Entity having jurisdiction over any business of Parent or its Subsidiaries or the operations or assets thereof (other than such an effect which is insignificant in nature or consequence).

                  "PARENT CHARTER" means the Amended Certificate of Incorporation of Parent.

                  "PARENT COMMON STOCK" means the Common Stock, par value $1.00 per share, of Parent.

                  "PARENT/LIBERTY COMMISSION FILINGS" means and includes all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed or to be filed by Parent or Liberty with the Commission during the period from the effectiveness of the acquisition by Parent of Tele-Communications, Inc., through the Closing Date, to the extent (and only to the extent) that such documents include any financial statements of, or narrative description (including management's discussion and analysis) specifically regarding, the Liberty Media Group.

                  "PARENT MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of Parent and Merger Sub to perform their respective obligations hereunder) or (ii) an adverse effect on the business, assets, liabilities, operations, results of operations, or financial condition of Parent or any of its subsidiaries that is material to the Parent and all of its subsidiaries taken as a whole.

                  "PARENT TRANSACTION" means any merger, acquisition, business combination, stock repurchase, stock issuance or other transaction or business opportunity, even if such Parent Transaction would materially interfere with the transactions contemplated by this Agreement.

                  "PERMITTED ENCUMBRANCES" means the following Liens with respect to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Company's books in accordance with GAAP (to the extent required thereby); (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Company's books in accordance with GAAP (to the extent required thereby); (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property (provided that any Lien permitted under clause (d) of this definition, and securing an obligation in excess of $50,000 shall be disclosed in Section 4.16(a) of the Disclosure Schedule); and (e) easements, restrictions and other minor defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

                  "PERSON" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

                  "POST-MERGER RESTRUCTURING TRANSACTIONS" means each of the transactions described in paragraphs 1 through 3 of Exhibit 1.1.

                  "RESTRICTION" means, with respect to any capital stock or other security, any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or
(iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

                  "SECURITIES ACT" means the Securities Act of 1933, and the rules and regulations thereunder.

                  "SIXTH TAX SHARING AMENDMENT" shall mean the Sixth Amendment to Tax Sharing Agreement, by and among Parent, Liberty, for itself and each member of the Liberty Media Group, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI STARZ, Inc., TCI CT Holdings, Inc., and each Covered Entity (as defined therein), dated as of the date hereof.

                  "SUBSIDIARY," when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Agreement, Parent's Subsidiaries shall be deemed not to include Liberty or any entity that is a member of the Liberty Media Group or any of the Affiliates of any of the foregoing, whether or not they otherwise would be Subsidiaries of Parent under the foregoing definition.

                  "SURVIVING CORPORATION" means the Company as the Surviving Corporation after the Merger as provided in Section 2.2(a).

                  "SURVIVING CORPORATION CLASS A STOCK" means the Class A Common Stock, par value $.01 per share, of the Surviving Corporation.

                  "SURVIVING CORPORATION CLASS B STOCK" means the Class B Common Stock, par value $.01 per share, of the Surviving Corporation.

                  "VOTING AGREEMENT" means that Agreement, dated as of the date hereof, between Liberty and certain stockholders of the Company, substantially in the form of Exhibit 7.11(i) attached hereto

         1.2 ADDITIONAL DEFINITIONS. The following additional terms are used as defined in the indicated Sections:

                  Defined Term                                              Section Defined In

                  Applicable Period                                         7.5(b)
                  April 14 Letters                                          4.10
                  BAS                                                       4.10
                  BT                                                        4.21
                  Breaching party                                           3.7
                  Capital Budget                                            7.4(d)
                  Certificates                                              2.5(b)
                  Certificate of Merger                                     2.2(a)
                  Claim                                                     7.13(a)
                  Code                                                      Preamble
                  Company                                                   Preamble
                  Company Board                                             3.1
                  Company Charter                                           3.1
                  Company Form 10-Q                                         4.4
                  Company Plans                                             4.12(a)
                  Company Stock Options                                     4.3(d)
                  Company Stock Plans                                       4.3(h)
                  Confidential Information                                  7.2
                  Convertible Debt Facility Agreement                       2.9
                  Convertible Loans                                         2.9
                  Consolidated Returns                                      4.11
                  Designated Directors                                      2.2(e)
                  Disclosing Party                                          7.2
                  DGCL                                                      2.1
                  Environmental and Health Laws                             4.9

                  Defined Term                                              Section Defined In


                  ERISA                                                     4.12(a)
                  ERISA Affiliate                                           4.12(a)
                  Excess Shares                                             2.5(f)
                  Exchange Agent                                            2.5(a)
                  Exchange Agent Agreement                                  2.5(a)
                  Exchange Fund                                             2.5(a)
                  Extraordinary Transaction                                 7.5
                  Fairness Opinion                                          4.13
                  Fractional Fund                                           2.5(f)
                  Governmental Consents and Filings                         4.5(ii)
                  Indemnified Liabilities                                   7.13(a)
                  Indemnified Parties                                       7.13(a)
                  Injunction                                                3.5
                  IRS                                                       4.11
                  Lazard                                                    4.10
                  Licenses                                                  4.9
                  Local Approvals                                           4.5(ii)
                  Merger                                                    Preamble
                  Merger Proposal                                           3.1
                  Merger Sub                                                Preamble
                  Multiemployer Plan                                        4.12(b)
                  non-breaching party                                       3.7
                  Old Class A Common Stock                                  2.1
                  Old Class B Common Stock                                  2.1
                  Parent                                                    Preamble
                  Parent Preferred Stock                                    5.3
                  Party's Certificate                                       7.14
                  Parties' Certificates                                     7.14
                  Preliminary Proxy Statement                               3.2(a)
                  Proxy Statement                                           3.2(a)
                  Receiving Party                                           7.2
                  Reclassification                                          2.1
                  Representatives                                           7.2
                  Rollover Debentures                                       2.7
                  Rollover Options                                          2.6(a)
                  Rule 145 Agreement                                        3.3
                  S-4 Registration Statement                                3.2(a)
                  Special Meeting                                           3.1
                  Superior Proposal                                         7.5(b)
                  tax                                                       4.11


                  Defined Term                                              Section Defined In

                  tax return                                                4.11
                  Termination Fee                                           9.2
                  Violation                                                 4.5(iv)
                  Voting Debt                                               4.3(c)

         1.3 TERMS GENERALLY. The definitions in Sections 1.1 and 1.2 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be construed as if followed by the words "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. As applied to Parent and its Subsidiaries, the phrases "as soon as reasonably practicable," "as promptly as practicable" and similar phrases shall mean "reasonably promptly under the circumstances, in light of the other burdens on the time and attention of the directors, officers, employees and agents of Parent and the relative benefits to Parent of this Agreement and such other burdens."

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

         2.1 THE RECLASSIFICATION. On or before the Closing Date, after the votes required by Section 4.15 have been received and prior to the effectiveness of the Merger, and subject to and upon the terms and conditions of this Agreement, the Company shall cause the certificate of incorporation of the Company to be duly amended in accordance with the Delaware General Corporate Law ("DGCL"), and in a form reasonably acceptable to Parent and Liberty, to reclassify (the "Reclassification") each share of the Class A Common Stock, par value $.01 per share, of the Company as in effect on the date hereof (the "Old Class A Common Stock") and each share of the Class B Common Stock, par value $.01 per share, of the Company as in effect on the date hereof (the "Old Class B Common Stock"), into (i) four-tenths of a share (0.4 shares) of Company Class A Stock and (ii) six-tenths of a share (0.6 shares) of Company Class B Stock. The certificate of incorporation of the Company, as in effect immediately following the Reclassification, shall provide (A) for the Company Class A Stock and the Company Class B Stock to vote together as a single class on all matters presented to the shareholders of the Company (except as otherwise required by the DGCL), (B) for the Company Class A Stock and the Company Class B Stock to be identical in all respects, except that holders of shares of Company Class A Stock shall be entitled to ONE vote per share, and holders of shares of Company Class B Stock shall be entitled to TEN votes per share, on all matters as to which the shareholders of the Company may vote or act by written consent and (C) for the elimination of certain sections of the Company's certificate of incorporation, including, without limitation, Section 6 of Article 4 thereof. A certificate of amendment to effect the Reclassification shall be filed with the Delaware Secretary of State only if the Merger is approved by the requisite vote of the stockholders of the Company and the Reclassification shall become effective immediately prior to Effective Time.

         2.2 THE MERGER.

             (a) MERGER; EFFECTIVE TIME. At the Effective Time, after the effectiveness of the Reclassification and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged with and into the Company in accordance with the provisions of the DGCL (including, without limitation, Section 103 of the DGCL), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Effective Time shall occur upon the filing with the Delaware Secretary of State of a certificate of merger (the "Certificate of Merger") substantially in the form of Exhibit 2.2(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent, Liberty and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article IX, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State on the Closing Date or as soon as practicable after the Closing.

             (b) EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the board of directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

             (c) CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended by virtue of the Merger, so as to read in its entirety in the form set forth in Exhibit 2.2(c), and as so amended shall, from and after the Effective Time, be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided by law.

             (d) BYLAWS OF THE SURVIVING CORPORATION. The bylaws of the Company in effect immediately prior to the Effective Time shall be amended by the directors of the Surviving Corporation immediately following the Effective Time, so as to read in their entirety in the form set forth in Exhibit 2.2(d), and as so amended shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter further amended as provided by law.

             (e) DIRECTORS OF SURVIVING CORPORATION. Immediately prior to the Effective Time, all directors of the Surviving Corporation, other than Hassanein and such additional members, if any, as may be designated by Liberty in writing prior to the Closing (the "Designated Directors"), shall resign and Hassanein and any other Designated Directors shall take all necessary action to fill the resulting vacancies on the Board of Directors of the Company by electing to the Board of Directors the Persons designated in writing by Liberty, and such directors shall be the directors of the Surviving Corporation at the Effective Time. Such directors will hold office until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

         2.3 CLOSING.

             (a) CLOSING DATE AND LOCATION. The Closing shall take place (i) at 10:00 a.m. (New York time) at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022, on the first business day following the date on which the last of the conditions set forth in Article VIII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied by the Closing Date) is satisfied or, to the extent permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto.

             (b) OBLIGATIONS OF THE COMPANY. At the Closing, the Company shall deliver to Parent and Liberty the following documents:

                 (i) a long form certificate of good standing from the State of Delaware dated as of a date not more than two business days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

                 (ii) the officers' certificates provided for in Section 8.2(c) and 8.3(c);

                 (iii) the opinions of Greenberg Glusker Fields Claman & Machtinger LLP, as counsel for the Company, pursuant to Section 8.2(g) and 8.3(f);

                 (iv) any required consents and approvals required pursuant to
         Section 4.5;

                 (v) written resignations from the directors of the Company other than Hassanein and any other Designated Directors, effective immediately prior to the Effective Time, and evidence of the appointment, effective immediately prior to the Effective Time, by Hassanein and any other Designated Directors, as the remaining director(s) of the Surviving Corporation, of Liberty's designees for directors;

                 (vi) the executed Certificate of Merger substantially in the form of Exhibit 2.2(a); and

             (c) OBLIGATIONS OF LIBERTY. At the Closing, Liberty shall deliver to the Company the following documents:

                 (i) the officer's certificate provided for in Section
         8.4(c)(i);

                 (ii) the opinion of Baker & Botts, L.L.P., or other counsel acceptable to the Company, pursuant to Section 8.4(f); and

                 (iii) any required consents and approvals required to be obtained at or prior to the Closing by Section 4.5 and not previously delivered.

             (d) OBLIGATIONS OF PARENT AND MERGER SUB. At the Closing, Parent and Merger Sub shall deliver to the Company the following documents:

                 (i) the officer's certificate provided for in Section 8.4(c)(ii); and

                 (ii) the Certificate of Merger in the form of Exhibit 2.2(a), executed by Merger Sub.

             (e) PROCEEDINGS SATISFACTORY TO COUNSEL. It shall be a condition to the effectiveness of all deliveries at the Closing that the actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement to be effected at the Closing, and related legal matters be reasonably satisfactory to and approved by counsel for each party and such counsel shall have been furnished with such certified or other copies of such actions and proceedings and such other instruments and documents as it shall reasonably have requested. All deliveries at the Closing shall be deemed to occur simultaneously unless the parties otherwise agree or the context otherwise requires.

         2.4 CONVERSION OF SECURITIES.

             (a) CONVERSION OF COMPANY STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities:

                 (i) Each share (or fraction thereof) of Company Class A Stock and Company Class B Stock that immediately prior to the Effective Time is held by the Company as a treasury share shall be canceled and retired without payment of any consideration therefor (and without any conversion thereof into the Merger Consideration);

                 (ii) Subject to Section 2.5(f), shares of Company Class A Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.4(a)(i) above) shall remain outstanding and continue as an equal number of shares of Surviving Corporation Class A Stock; and

                 (iii) Subject to Section 2.5(f), shares of Company Class B Stock outstanding immediately prior to the Effective Time (other than shares referred to in Section 2.4(a)(i) above) shall be converted into and represent the right to receive, and shall be exchangeable for, shares of validly issued, fully paid and non-assessable Class A Liberty Group Stock at the rate of 1.0 share of Class A Liberty Group Stock for each 2.4 shares of Company Class B Stock.

             (b) CONVERSION OF MERGER SUB STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Liberty, Merger Sub, the Company or the holders of any of their securities, the shares of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, in the aggregate, that number of shares of Surviving Corporation Class B Stock as is equal to the number of shares of Company Class B Stock that was converted into the Merger Consideration in accordance with
Section 2.4(a)(iii).

             (c) NO FUTURE OWNERSHIP RIGHTS IN CONVERTED COMPANY CLASS B STOCK. All shares of Company Class B Stock that are converted into the right to receive the Merger Consideration shall, after the Effective Time, no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect to such Company Class B Stock, except the right to receive the Merger Consideration for such Company Class B Stock upon the surrender of such certificate in accordance with the provisions of Section 2.5.

         2.5 EXCHANGE OF SHARES.

             (a) APPOINTMENT OF EXCHANGE AGENT; EXCHANGE FUND. On or before the Closing Date, Parent and the Company shall enter into an agreement (the "Exchange Agent Agreement") with Boston Equiserve Trust Company, N.A. or, at Parent's option, another exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as exchange agent in connection with the Merger and the Reclassification. Promptly following the effective time of the Reclassification, but prior to the Effective Time, the Company shall make available to the Exchange Agent, for the benefit of those Persons who immediately prior to the Reclassification were the holders of shares of Old Class A Common Stock or Old Class B Common Stock, certificates representing a sufficient number of shares of Company Class A Stock and Company Class B Stock (including fractions thereof resulting from the Reclassification) to effect the delivery of shares of Company Class A Stock and Company Class B Stock pursuant to the Reclassification. Promptly following the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time (and giving effect to the Reclassification) were the holders of Company Class B Stock, certificates representing a sufficient number of shares of Class A Liberty Group Stock to effect the delivery of the aggregate Merger Consideration issuable pursuant to Section 2.4(a)(iii). (The certificates representing the shares of Class A Liberty Group Stock comprising the aggregate Merger Consideration are referred to herein as the "Exchange Fund")

             (b) LETTER OF TRANSMITTAL. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that prior to the Reclassification represented issued and outstanding shares of Old Class A Common Stock or Old Class B Common Stock (and which, as reclassified pursuant to the Reclassification, are outstanding immediately prior to the Effective Time), whose shares of Company Class B Stock (as so reclassified) were converted into the right to receive the Merger Consideration ("Certificates"): (i) a notice of the effectiveness of the Reclassification and the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Parent, Liberty and the Company reasonably specify.

             (c) EXCHANGE PROCEDURE. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to
Section 2.5(d), cause to be distributed to the Person in whose name such Certificate shall have been issued (or, subject to Section 2.5(d), such Person's designee):

                 (i) a certificate registered in the name of such Person (or, subject to Section 2.5(d), such Person's designee) representing the number of whole shares of Class A Liberty Group Stock into which the shares of Company Class B Stock issued in the Reclassification and previously represented by the surrendered Certificate shall have been converted in the Merger at the Effective Time pursuant to this Article II;

                 (ii) a certificate registered in the name of such Person (or, subject to Section 2.5(d), such Person's designee) representing the number of whole shares of Company Class A Stock into which the shares of Old Class A Common Stock or Old Class B Common Stock previously represented by the surrendered Certificate shall have been reclassified pursuant to the Reclassification (which shares shall remain outstanding following the Merger as shares of Surviving Corporation Class A Stock); and

                 (iii) payment (which shall be made by check) of any cash payable in lieu of fractional shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock pursuant to Section 2.5(f).

Each Certificate so surrendered shall forthwith be canceled.

             (d) UNREGISTERED TRANSFERS OF COMPANY STOCK. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, certificates representing the proper number of whole shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock may be issued (and cash in lieu of fractional shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock may be paid) to the transferee if the Certificate representing such Company Stock surrendered to the Exchange Agent in accordance with Section 2.5(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of Parent that such transfer would not violate applicable federal or state securities laws.

             (e) LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and the Surviving Corporation and complying with any other reasonable requirements imposed by Parent and the Surviving Corporation, the Exchange Agent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the Merger Consideration, shares of Surviving Corporation Class A Stock, and any cash in lieu of fractional shares of Class A Liberty Group Common Stock or Surviving Corporation Class A Stock to which such Person is entitled pursuant to Section 2.5(f), in respect thereof as determined in accordance with this Article II. Each of Parent and the Surviving Corporation may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give it a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

             (f) NO FRACTIONAL SHARES. No fractional shares of Class A Liberty Group Stock or Surviving Corporation Class A Stock shall be issued or delivered in the Merger or as a result of the Reclassification. In lieu of any such fractional shares, each holder of shares of Company Stock who would otherwise have been entitled to a fraction of a share of Class A Liberty Group Stock or a fraction of a share of Surviving Corporation Class A Stock upon the effectiveness of the Reclassification and the Merger and the surrender of Certificates for exchange pursuant to this Section 2.5 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock which, but for this
Section 2.5(f), would be issuable in, or be outstanding as a result of, the Reclassification and the Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock, respectively, delivered to the Exchange Agent by Parent and the Company over
(ii) the aggregate number of full shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock, respectively, to be distributed to holders or former holders of Company Stock hereunder (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of Company Stock, shall sell the Excess Shares at the prevailing prices on the NYSE or Nasdaq National Market, as applicable. The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE (or Nasdaq National Market, as applicable) through one or more member firms of the NYSE (or of the National Association of Securities Dealers, Inc., as applicable) and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares, shall be deducted from the proceeds otherwise distributable to the holders and former holders of Company Stock. Until the proceeds of such sale have been distributed to the holders and former holders of Company Stock, the Exchange Agent will hold such proceeds in trust for such holders and former holders (the "Fractional Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such holders and former holders.

             (g) NO DIVIDENDS BEFORE SURRENDER OF CERTIFICATES. Until the surrender of a Certificate for exchange pursuant to Section 2.5, any dividends or other distributions in respect of shares of Class A Liberty Group Stock or Surviving Corporation Class A Stock issuable in exchange for the shares of Company Stock formerly represented by such Certificate, shall be accumulated and not paid or delivered, but (i) any such dividends or distributions that shall have become payable with respect to such Class A Liberty Group Stock or Surviving Corporation Class A Stock between the Effective Time and the time of such surrender shall be paid (by the issuer of such shares) upon the surrender of such Certificate (without interest thereon) to the Person in whose name the certificates representing the Class A Liberty Group Stock or Surviving Corporation Class A Stock issued in exchange therefor shall have been registered and (ii) any such dividends or distributions that shall have a record date prior to such surrender and a payment date after such surrender, shall be paid (by the issuer of such shares) (without interest thereon) on such payment date to the Person in whose name the certificates representing the Class A Liberty Group Stock or Surviving Corporation Class A Stock issued in exchange therefor shall have been registered. Payment of the Merger Consideration, delivery of shares Surviving Corporation Class A Stock pursuant to this Section 2.5 and any such accumulated dividends or distributions shall be subject to applicable escheat, abandoned property and similar laws, and neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock or Class A Liberty Group Stock for the Merger Consideration, Surviving Corporation Class A Stock or for any dividends or distributions with respect thereto which may be delivered to any public official pursuant to any escheat, abandoned property or similar law. Notwithstanding the foregoing, no Person shall have a claim against Parent or Liberty for any failure of the Surviving Corporation to issue shares of Surviving Corporation Class A Stock pursuant to this Section 2.5.

             (h) NO FURTHER TRANSFERS OF CONVERTED SHARES. All shares of Class A Liberty Group Stock and all shares of Surviving Corporation Class A Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Stock so exchanged. At and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Stock that were converted into the right to receive the Merger Consideration. Each share of Class A Liberty Group Stock and Surviving Corporation Class A Stock into which shares of Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

             (i) TERMINATION OF EXCHANGE FUND AND FRACTIONAL FUND; ABANDONED PROPERTY LAWS. Any portion of the Exchange Fund and the Fractional Fund (and any dividends or other distributions with respect to such portion of the Exchange
Fund) that remains unclaimed by the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent (except for any portion of the Fractional Fund attributable to the Surviving Corporation Class A Stock, all of which shall at such time be delivered to the Surviving Corporation), and any former stockholders of the Company shall, after such delivery, look only to (i) Parent for payment of their claim for the Merger Consideration (and any such dividends or other distributions), (ii) Parent for any cash in lieu of fractional shares of Class A Liberty Group Stock, (iii) Surviving Corporation for payment of their claim for shares of Surviving Corporation Class A Stock, and (iv) Surviving Corporation for any cash in lieu of fractional shares of Surviving Corporation Class A Stock. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock, or Class A Liberty Group Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

         2.6 TREATMENT OF COMPANY STOCK OPTIONS.

             (a) Appropriate action shall be taken by the Company under the Company Stock Plans and any other agreements pursuant to which Company Stock Options were issued to adjust such Company Stock Options pursuant to this
Section 2.6. Each outstanding Company Stock Option shall be adjusted so that (taking into account any automatic adjustment to the Company Stock Options as a result of the Reclassification, pursuant to the terms of such Company Stock Options and any applicable Company Stock Plans or other agreements pursuant to which such Company Stock Options were issued) any exercise of such option entitles the holder thereof to purchase:

                 (i) that number of shares of Class A Liberty Group Stock equal to the number of shares of Old Class A Common Stock subject to such Company Stock Option immediately prior to the Reclassification times 0.25; and

                 (ii) that number of shares of Surviving Corporation Class A Stock equal to the number of shares of Old Class A Common Stock subject to such Company Stock Option immediately prior to the Reclassification times 0.4;

for an aggregate exercise price equal to the exercise price under such Company Stock Option as in effect immediately prior to the Effective Time. (The Company Stock Options, as so adjusted, collectively, the "Rollover Options"). If the foregoing calculation results in a Rollover Option being exercisable for a fraction of a share of Class A Liberty Group Stock or Surviving Corporation Class A Stock then upon exercise the number of shares of Class A Liberty Group Stock or Surviving Corporation Class A Stock subject to such option, as the case may be, shall be rounded to the nearest whole number of such shares, and the aggregate exercise price shall be prorated accordingly. The terms and conditions of each Rollover Option shall otherwise remain as set forth in the Company Stock Option corresponding to such Rollover Option, including any terms and conditions applicable to such Company Stock Option under any applicable Company Stock Plan.

             (b) The Rollover Options shall remain obligations of the Surviving Corporation and shall not under any circumstances be obligations of Parent. Following the Effective Time, Liberty will make available to the Surviving Corporation from time to time sufficient numbers of shares of Class A Liberty Group Stock to fulfill the Surviving Corporation's obligations under the Rollover Options, or will cause the Surviving Corporation to purchase such shares on the open market (or in block transactions from persons not affiliated with Parent). The Surviving Corporation undertakes to have available (or to acquire, if it does not have available) sufficient numbers of shares of Class A Liberty Group Stock to fulfill its obligations under the Rollover Options as the same may be exercised from time to time.

             (c) All shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock issued upon the exercise of any Rollover Option will be validly issued, fully paid and non-assessable.

             (d) The Surviving Corporation shall use commercially reasonable efforts to cause the issuance of shares of Surviving Corporation Class A Stock issuable upon exercise of any Rollover Options to be registered as soon as practicable (but no later than 15 days) after the Effective Time pursuant to an effective registration statement on Form S-8 (or other comparable form) under the Securities Act, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any Rollover Options remain exercisable.

             (e) Parent shall use commercially reasonable efforts to cause the issuance of shares of Class A Liberty Group Stock issuable upon exercise of any Rollover Options to be registered as soon as practicable (but no later than 15 days) after the Effective Time pursuant to an effective registration statement on Form S-8 (or other comparable form) under the Securities Act, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any Rollover Options remain exercisable.

             (f) The adjustments to Company Stock Options made pursuant to this
Section 2.6 shall be made in accordance with the terms of such Company Stock Options and any applicable Company Stock Plans.

         2.7 TREATMENT OF CONVERTIBLE DEBENTURES. Appropriate action shall be taken by the Company to adjust the Convertible Debentures pursuant to this
Section 2.7. Each outstanding Convertible Debenture shall be adjusted so that (taking into account any automatic adjustment to the Convertible Debentures as a result of the Reclassification, pursuant to the terms of such Convertible Debentures) it is convertible, in whole and not in part, into:

                 (i) that number of shares of Class A Liberty Group Stock equal to the number of shares of Old Class A Common Stock into which such Convertible Debenture was convertible (if converted in full) immediately prior to the Effective Time (after giving effect to the Reclassification) times 0.25; and

                 (ii) that number of shares of Surviving Corporation Class A Stock equal to the number of shares of Old Class A Common Stock into which such Convertible Debenture was convertible (if converted in full) immediately prior to the Effective Time (after giving effect to the Reclassification) times 0.4.

(The Convertible Debentures, as so adjusted, collectively, the "Rollover Debentures"). The Rollover Debentures shall be obligations of the Surviving Corporation and shall not under any circumstances be obligations of Parent. The terms and conditions of each Rollover Debenture shall otherwise remain as set forth in such Rollover Debenture. All shares of Class A Liberty Group Stock and Surviving Corporation Class A Stock issued upon the exercise of any Rollover Debenture will be validly issued, fully paid and non-assessable. The adjustments to the Convertible Debentures made pursuant to this Section 2.7 shall be made in accordance with the terms of such Convertible Debentures. Following the Effective Time, Liberty will make available to the Surviving Corporation from time to time sufficient numbers of shares of Class A Liberty Group Stock to fulfill the Surviving Corporation's obligations under the Rollover Debentures, or will cause the Surviving Corporation to purchase such shares on the open market (or in block transactions from persons not affiliated with Parent).

         2.8 POST-MERGER RESTRUCTURING TRANSACTIONS. As soon as practicable following the Effective Time, to the extent permitted by applicable law, Parent and Liberty shall cause the Post-Merger Restructuring Transactions to be consummated, as described in Exhibit 1.1, as the same may be modified or amended by mutual agreement of the parties hereto.

         2.9 CONVERTIBLE DEBT FACILITY. Immediately following the Post-Merger Restructuring Transactions, the Surviving Corporation and Liberty will enter into a convertible debt facility agreement in such form as the Surviving Corporation and Liberty shall mutually agree, consistent with the terms and conditions set forth in this Section 2.9 (the "Convertible Debt Facility Agreement"). The Convertible Debt Facility Agreement shall provide for aggregate credit commitments of $125 million, drawable at the option of the Surviving Corporation in whole or in part at any time during the 48-month period following the Closing Date, subject to borrowing conditions consistent with those provided for in the Company's existing bank credit facility. Such commitments shall be provided by Liberty and, subject to the prior written consent of the Surviving Corporation (which consent shall not unreasonably be withheld), one or more other Persons designated by Liberty (and agreed by such Person). Amounts borrowed by the Surviving Corporation under the Convertible Debt Facility Agreement ("Convertible Loans") shall be unsecured senior subordinated obligations of the Surviving Corporation, ranking junior to the Company's existing bank credit facility and any refinancings thereof, and senior to, or PARI PASSU with, all other existing or subsequently incurred indebtedness of the Surviving Corporation. The Convertible Loans will bear interest at 4.00% per annum, payable quarterly in arrears in cash, and will be convertible at the option of the holder, in whole or in part, at any time prior to maturity, into shares of Surviving Corporation Class B Stock, at a conversion price of $13.00 per share, subject to customary adjustments for stock dividends, stock splits, reverse stock splits, reclassifications, mergers, consolidations and the like. The Convertible Loans will be due and payable in full on the fifth anniversary of the Closing Date and will not be subject to any mandatory principal payments or sinking fund prior to that date. Once borrowed, Convertible Loans will not be prepayable by the Surviving Corporation without the consent of the holder.

         2.10 CHANGES IN CLASS A LIBERTY GROUP STOCK. If prior to the Effective Time, the Class A Liberty Group Stock shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split, or reverse stock split of Class A Liberty Group Stock, then the shares of Class A Liberty Group Stock to be delivered upon conversion and exchange of the Company Stock under this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property which the holders of such shares of Company Stock would have been entitled to receive had the Merger occurred prior to the record date for determining those stockholders entitled to participate in such corporate event.

                                  ARTICLE III
                                 CERTAIN ACTIONS

         3.1 STOCKHOLDER MEETING. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Amended and Restated Certificate of Incorporation (the "Company Charter") and bylaws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of (a) this Agreement, (b) the Merger, (c) the Reclassification and
(d) any other action or transaction by the Company contemplated by this Agreement that requires approval of the Company's stockholders under the Company Charter, the Company's bylaws, the DGCL or the rules of the Nasdaq National Market (the "Merger Proposals"); provided, however, the Company's stockholders shall vote on the Reclassification first. The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposals. Subject to Section 7.5(b), the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposals and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the votes of the stockholders of the Company (and of any class or series of stockholders of the Company) required by the DGCL and the Company Charter to effect the Merger and the Reclassification. The Company shall not require any vote greater than the affirmative vote of the holders of a majority of the issued and outstanding shares of the Old Class A Common Stock and a majority of the issued and outstanding shares of the Old Class B Common Stock, each voting separately as a class, for the approval of the Reclassification. The Company shall not require any vote greater than a majority of the combined voting power of the issued and outstanding shares of Old Class A Common Stock and Old Class B Common Stock, voting together as a single class, for the approval of the Merger.

         3.2 PROXY STATEMENTS AND OTHER COMMISSION FILING.

             (a) S-4 REGISTRATION STATEMENT AND PROXY STATEMENT. As soon as reasonably practicable after the execution of this Agreement, Parent, Liberty and the Company shall cooperate in the preparation of, and the Company shall file confidentially with the Commission, a preliminary proxy statement (the "Preliminary Proxy Statement") in form and substance reasonably satisfactory to each of Parent, Liberty and the Company, and following resolution of comments, if any, of the Commission on the preliminary proxy statement, Liberty and Parent shall prepare and Parent shall file with the Commission a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a form of prospectus that includes such proxy statement (as amended or supplemented, if applicable) registering under the Securities Act the issuance of the shares of Class A Liberty Group

Stock issuable upon conversion of Company Stock pursuant to the Merger. Each of Parent, Liberty and the Company shall use its reasonable efforts to respond to any comments of the Commission, to have the S-4 Registration Statement declared effective as promptly as practicable after such filing and to cause the proxy statement as filed with the Commission and as thereafter amended or supplemented to be approved by the Commission and mailed to the Company's stockholders at the earliest practicable time (such proxy statement in the definitive form mailed to the Company's stockholders, as thereafter amended or supplemented, being referred to as the "Proxy Statement"). The Company and Parent will notify each other party promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff or any other government officials for amendments or supplements to the S-4 Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other governmental officials on the other hand, with respect to the S-4 Registration Statement, the Proxy Statement, the Merger or any filing with the Commission relating thereto. Whenever a party becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the S-4 Registration Statement or any other filing with the Commission in connection with this Agreement or the transactions contemplated hereby, such party shall promptly inform the other parties of such occurrence and cooperate in the prompt filing with the Commission or its staff or any other governmental officials, and/or mailing to stockholders of the Company, of an amendment or supplement that shall comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company, and Parent and Liberty, each shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

             (b) COMPANY BOARD RECOMMENDATION. Subject to Section 7.5(b), the Proxy Statement shall include the recommendation of the Company Board in favor of approval and adoption of this Agreement and the Merger. The Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the S-4 Registration Statement becomes effective.

             (c) COMFORT LETTERS. The Company will use its reasonable efforts to cause to be delivered to Parent and Liberty a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within two business days before the date on which the S-4 Registration Statement becomes effective and addressed to Parent and Liberty, in form reasonably satisfactory to Parent and Liberty and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with registration statements similar to the S-4 Registration Statement. Liberty will use its reasonable efforts to cause to be delivered to the Company a letter of Liberty's independent auditors, addressed to the Company and dated a date within two business days prior to the date the Proxy Statement is first mailed, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by nationally recognized independent auditors in connection with proxy statements similar to the Proxy Statement.

             3.3 IDENTIFICATION OF RULE 145 AFFILIATES. Within 30 days after the execution of this Agreement, the Company shall deliver to Parent and Liberty a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will supplement such letter, if applicable, with the name and address of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate; provided, however, that no Person so identified shall remain on such list of affiliates if Parent shall receive, on or before the date of the Special Meeting, an opinion of outside counsel reasonably satisfactory to Parent to the effect that such Person is not such as affiliate. The Company shall use its reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above (as so supplemented) to deliver to Parent, on or prior to the Closing Date, a written agreement, in substantially the form attached hereto as Exhibit 3.3 (each a "Rule 145 Agreement"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Class A Liberty Group Stock received by such affiliates in the Merger.

             3.4 STATE TAKEOVER STATUTES. The Company will take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and (ii) assist in any challenge by Parent or Liberty to the validity or applicability to the Merger of any state takeover law.

             3.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement (including Section 7.4 hereof) and applicable law, and (with respect to Parent) subject to the last proviso of the following sentence, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the S-4 Registration Statement, the Preliminary Proxy Statement, the Proxy Statement and any necessary amendments or supplements to any of the foregoing; (ii) seeking to have such S-4 Registration Statement declared effective by the Commission as soon as reasonably practicable after filing; (iii) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Merger Consideration; (iv) using commercially reasonable efforts to obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person required in order to cause any of the conditions to each other party's obligation to consummate the Merger and the transactions contemplated hereby to be fully satisfied; (v) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act; (vi) using commercially reasonable efforts (which in the case of Parent do not require the commencement of litigation) to lift any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Sections 8.2(d), 8.3(e) and 8.4(f);
(vii) using commercially reasonable efforts to obtain (1) the tax opinions referred to in Sections 8.2(f), 8.3(e) and 8.4(f), (2) the officer's certificates (forms of which have been delivered to the parties prior to the date hereof) to be relied upon by such counsel in rendering such opinions) and
(3) the opinions of its counsel referred to in Sections 8.2(g), and 8.3(f);
(viii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (ix) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated thereby; provided, however, that in making any such filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in this sentence, (A) no party shall be required to (and without the prior written consent of Liberty and Parent, the Company and its Affiliates shall not) (1) pay any consideration, (2) surrender, modify or amend in any substantive respect any License or Contract (including this Agreement), (3) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (4) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person or (5) agree to any other condition or requirement that is materially adverse or burdensome; (B) neither Parent nor Liberty shall be required to take any action pursuant to the foregoing if the taking of such action is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 8.2(e) or 8.3(g); and (C) Liberty and the Company recognize that Parent may allocate resources in whatever manner it reasonably deems appropriate; and provided, further, that Parent and its Subsidiaries shall not be required to take any such action, or any other action pursuant to this Section 3.5, except to the extent that such action is required by statute, rule or regulation to be taken by or in the name of Parent or such Subsidiary (as opposed to by or in the name of Liberty or the Company or a Subsidiary thereof) in connection with the transactions contemplated by this Agreement and, in such event, Parent (or such Subsidiary of Parent) shall be required only to make filings and statements of fact and shall not under any circumstances be required to commit or be committed to take or refrain from taking any action or be subject to any restriction that relates to any business, asset, liability, operation or employee of Parent or any of its Subsidiaries. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this

Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

         3.6 STOCK AND OTHER PLANS. Promptly following the mailing of the Proxy Statement, the Company shall cause a notice to be sent to each holder of Company Stock Options, whether vested or unvested, in such form as is reasonably agreed in writing upon by the Company, Parent and Liberty.

         3.7 EXPENSES.

             (a) Except as otherwise may be provided in this Agreement, the Inter-Group Supplement, the Sixth Tax Sharing Amendment, the Parent Charter or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty Media or any of their respective Subsidiaries or Affiliates is a party, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the S-4 Registration Statement (and any amendment or supplement thereto) and any prospectus included in the S-4 Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act shall be borne one-half by Liberty and one-half by the Company. The filing fee payable to the Commission in connection with the filing of the S-4 Registration Statement shall be borne by Liberty. Notwithstanding the foregoing: (i) if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party shall reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (ii) if this Agreement is terminated by either party pursuant to
Section 9.1(ii), solely or primarily as a result of the failure of the conditions set forth in Sections 8.1(b) (if the failure to satisfy such condition is the result of any material acquisition or other transaction or event, or agreement with respect thereto, engaged in, or entered into, by Parent or Liberty or any of their respective Affiliates, whether prior to or after the date hereof), 8.1(c), 8.2(d), 8.2(f), 8.3(h), 8.3(e), 8.4(d) or 8.4(f) to be
satisfied or waived, then Liberty shall reimburse the Company for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $1,900,000.

             (b) Except as may otherwise be set forth in this Agreement, the Inter-Group Supplement, the Sixth Tax Sharing Amendment, the Parent Charter or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party, each of Parent and Merger Sub (i) has not paid and will not pay, directly or indirectly (which does not include any payments by or to Liberty or any member of the Liberty Media Group or any Affiliate of the foregoing or any allocations pursuant to the Parent Charter or the Inter-Group Agreement), any expenses of any of the holders of Company Stock incurred in connection with the Merger and (ii) has not agreed to assume and will not assume, directly or indirectly (which does not include any payments by or to Liberty or any member of the Liberty Media Group or any Affiliate of the foregoing or any allocations pursuant to the Parent Charter or the Inter-Group Agreement), any expense or other liability, whether fixed or contingent, of any holder of Company Stock. Liberty and its Subsidiaries and Affiliates will not execute in connection with this Agreement or any document referred to herein, any document that would require Parent or any member of the Common Stock Group (i) to pay, directly or indirectly, any expenses of any of the holders of Company Stock incurred in connection with the Merger or (ii) to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Company Stock, without the prior written approval of the Company and Parent. The Company and its Subsidiaries and Affiliates will not execute in connection with this Agreement or any document referred to herein, any document that would require Parent or any member of the Common Stock Group (i) to pay, directly or indirectly, any expenses of any of the holders of Company Stock incurred in connection with the Merger or (ii) to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Company Stock, without the prior written approval of Liberty and Parent.

         3.8 ACQUISITION OF COMPANY STOCK.

             (a) On and after the date hereof and through the Effective Time, Parent and Liberty shall not, and each shall cause its respective Subsidiaries and Affiliates not to, acquire any shares of or interests in stock of the Company or rights to acquire shares of or interests in stock of the Company other than pursuant to the Merger or this Agreement; provided, however, that this Section 3.8(a) shall not prohibit (i) Parent or any of the Subsidiaries or Affiliates from engaging in any Parent Transaction (or the acquisition of shares of or interests in stock of the Company pursuant thereto) so long as a principal purpose of such transaction is not the acquisition of shares of or interests in stock of the Company, (ii) any direct or indirect acquisition by Liberty or any member of the Liberty Media Group so long as a principal purpose of such transaction is not the acquisition of shares of or interests in stock of the Company, or (iii) the acquisition of any securities by or for the benefit of any employee benefit plan.

             (b) Subject to the last sentence of this paragraph (b), notwithstanding any other provision of this Agreement, Parent shall, if so requested by Liberty at least 30 days prior to the Closing Date, use commercially reasonable efforts to determine whether Parent or any Subsidiary of Parent that is a member of the Common Stock Group (i) has acquired any shares of or interests in stock of the Company on or prior to the date hereof and such acquisition of shares of or interests in stock of the Company would not have been made but for a plan that includes the Merger, or (ii) has acquired after the date hereof and prior to the Effective Time any shares of or interests in stock of the Company in any direct or indirect acquisition in which gain or loss is recognized by the Person who directly held such shares or interests immediately prior to such acquisition or, following such acquisition, the adjusted tax basis of such shares or interests in the hands of the Person that holds them is not solely determined by the adjusted tax basis of such shares or interests in the hands of the Person that held them immediately before such acquisition. In the event that such efforts of Parent result in Parent determining that Parent or a member of the Common Stock Group has so acquired such shares of or interests in stock of the Company, then Parent or such Subsidiary of Parent shall use commercially reasonable efforts to sell such shares of or interests in Company Stock in the open market at least five business days prior to the Closing Date (or, if such acquisition occurs within ten business days prior to the anticipated Closing Date, then prior to the Effective Time), excluding for purposes of this sentence and the immediately preceding sentence any shares of or interests in stock of the Company (x) that are acquired by or for the benefit of an employee benefit plan or the Liberty Media Group or (y) are acquired pursuant to this Agreement, the Inter-Group Supplement, the Sixth Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party. Notwithstanding the foregoing, Parent shall not be liable for (or in breach of this Section 3.8(b) in the event of) any failure of such reasonable efforts to detect ownership or acquisition of any such shares or interests.

             (c) Notwithstanding the provisions of Sections 3.8(a) and (b), as of the Effective Time, the aggregate of shares of Company Stock and rights to acquire ownership of shares of Company Stock (which rights are not subject to any significant condition other than payment of consideration, it being acknowledged and agreed that Parent's acquisition of MediaOne Group, Inc. is subject to significant conditions other than the payment of money) owned directly by (a) Parent or any member of the Common Stock Group that is wholly-owned directly by Parent and treated under Treasury Regulation Section 301.7701-3 as an entity that is disregarded as an entity separate from Parent for U.S. federal income tax purposes or (b) any other member of the Common Stock Group to the extent such other member acquired such shares or rights directly in contemplation of and in connection with the Merger (except in the case of (a) or (b), any shares of or interests in stock of the Company which may be owned (i) by or for the benefit of any (x) employee benefit plan of Parent, Liberty or any of their respective Subsidiaries or (y) the Liberty Media Group or (ii) pursuant to this Agreement (other than Sections 3.8(a)(i) and 3.8(b) hereof), including
Exhibit 1.1 hereto, the Inter-Group Supplement, the Sixth Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party) will not constitute more than 5 percent of the shares of Company Stock outstanding on the date hereof (it being agreed and understood that any acquisition of a Subsidiary holding Company Stock or rights to acquire ownership of shares of Company Stock shall not be considered a direct acquisition of Company Stock or rights to acquire Company Stock).

             (d) Liberty and its Subsidiaries and Affiliates will not execute in connection with the Merger, this Agreement, the Inter-Group Agreement, the Inter-Group Supplement, the Sixth Tax Sharing Amendment, the Post-Merger Restructuring Transactions, or any document referred to herein or therein, any other document that would require Parent or any member of the Common Stock Group to acquire or own any shares of or interests in stock of the Company (other than the acquisition of shares of Company Stock pursuant to the Merger or the Post-Merger Restructuring Transactions), without the prior written approval of the Company and Parent.

             (e) The Company and its Subsidiaries and Affiliates will not execute in connection with the Merger, this Agreement (or any document referred to herein), any other document that would require Parent or any member of the Common Stock Group to acquire or own any shares of or interests in stock of the Company (other than the acquisition of shares of Company Stock pursuant to the Merger or the Post-Merger Restructuring Transactions), without the prior written approval of Liberty and Parent.

         3.9 COMPENSATION. Except as may otherwise be provided in or required by this Agreement, the Inter-Group Supplement, the Sixth Tax Sharing Amendment or as has been or will be negotiated by Liberty or any member of the Liberty Media Group with Parent or any other Person, any compensation paid or to be paid by Parent, Merger Sub or any member of the Common Stock Group to any stockholder of the Company who will be an employee of or perform advisory services for Parent, Merger Sub or any member of the Common Stock Group before the Merger, or for Parent or any member of the Common Stock Group after the Merger, will be in consideration of services actually rendered or to be rendered, will be commensurate with amounts paid to third parties bargaining at arm's length for similar services, and has been or will be bargained for independent of negotiations regarding the consideration to be paid for shares of Company Stock.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             The Company makes the representations and warranties set forth below, except as expressly set forth in the applicable section of the Disclosure Schedule. Each exception to the representations and warranties set forth in the Disclosure Schedule shall reference by Section number the representation and warranty to which it applies. For purposes of this Article IV, an item shall be deemed to be material if it involves an amount of $5,000,000 or more.

         4.1 ORGANIZATION AND QUALIFICATION.

             (a) Each of the Company and each of its subsidiaries (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

             (b) The Company has delivered to Liberty and Parent true and complete copies of the Company Charter and bylaws, as amended through and in effect on the date hereof, and the organization documents of its subsidiaries as amended through and in effect on the date hereof. The Company's minute books, true and complete copies of which have been made available to Liberty, contain the minutes of all meetings of incorporators, directors and stockholders of the Company since its inception and such minutes completely and correctly reflect all of their respective actions in all material respects.

         4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board and by all other corporate action on the part of the Company, subject, in the case of consummation of the Reclassification and the Merger, to such approval of the Company's stockholders. The execution, delivery and performance by the Company of the Letter of Intent and the performance by the Company of its obligations thereunder were duly and validly authorized by the Company Board prior to the execution and delivery of the Letter of Intent by the parties thereto, in accordance with Section 203 and other applicable provisions of the DGCL. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         4.3 CAPITALIZATION.

             (a) Prior to the Reclassification, the authorized capital stock of the Company consists of 30,000,000 shares of Old Class A Common Stock, 6,000,000 shares of Old Class B Common Stock and 1,000,000 shares of preferred stock, none of which have been designated or are outstanding. As of the close of business on the business day immediately preceding the date of this Agreement, (i) 8,157,309 shares of Old Class A Common Stock were issued and outstanding, 1,174,544 shares of Old Class A Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options, 643,341 shares of Old Class A Common Stock were reserved for issuance upon conversion of outstanding Convertible Debentures, and 6,000 shares were issued and held by the Company in its treasury or by subsidiaries of the Company, (ii) 1,747,178 shares of Old Class B Common Stock were issued and outstanding, no shares of Old Class B Common Stock were reserved for issuance upon exercise of outstanding Company Stock Options, and no shares were issued and held by the Company in its treasury or by subsidiaries of the Company.

             (b) All issued and outstanding shares of Company Stock have been validly issued and are fully paid and non-assessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws.

             (c) As of the close of business on the date hereof, the only outstanding bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries that have the right to vote (or that are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") in existence are the Convertible Debentures.

             (d) Section 4.3 of the Disclosure Schedule includes a true and complete list of all outstanding options ("Company Stock Options") to purchase Company Stock, showing for each Company Stock Option the following: the holder thereof, the date of issuance, the expiration date, the exercise price, the number of shares of Old Class A Stock covered thereby and the vesting schedule for such option. The Company has delivered to Liberty and Parent true and complete copies of the Company Stock Options. Such copies represent the terms, conditions, provisions, agreements, obligations and undertakings of the Company with respect to all Company Stock Options.

             (e) Section 4.3 of the Disclosure Schedule also includes a true and complete list and description of all outstanding Convertible Debentures, showing for each: the holder thereof, date of issuance, maturity date, conversion price, principal amount, interest rate and any other material provisions with respect thereto. The Company has delivered to Liberty and Parent true and complete copies of the Convertible Debentures. Such copies represent the terms, conditions, provisions, agreements, obligations and undertakings of the Company or any of its subsidiaries with respect to all Convertible Debentures.

             (f) Except for this Agreement, the Convertible Debt Facility Agreement, the Company Stock Options and Convertible Debentures outstanding as of the date hereof, and the obligation of the Company, pursuant to the Company Charter, to issue one share of Old Class A Common Stock for each share of outstanding Old Class B Common Stock under the circumstances provided for therein, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements or instruments of any kind or character, to or by which the Company or any of its subsidiaries is a party or is bound, that directly or indirectly (i) obligate the Company or any of its subsidiaries (conditionally or unconditionally) to issue, deliver or sell or cause to be issued, delivered or sold, (ii) entitle any Person (conditionally or unconditionally) to purchase or otherwise acquire, or (iii) otherwise represent or evidence: (A) any additional shares of Company Stock or any other capital stock, equity interest or Voting Debt of the Company or any subsidiary of the Company, (B) any securities convertible into, or exercisable or exchangeable for, any such shares, interests or Voting Debt, or (C) any phantom shares, phantom equity interests or stock or equity appreciation rights.

             (g) Neither the Company nor any subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

Since the close of business on the business day immediately preceding the date of this Agreement, no shares of capital stock of the Company have been issued or have been transferred from the Company's treasury, except shares of Company Stock issued upon the exercise or conversion, in accordance with their terms, of Company Stock Options outstanding at the close of business on such date.

             (h) Except for this Agreement, the Convertible Debt Facility Agreement, and the Company's stock option plans of 1986, 1994, 1995, 1997 and 1998 and the Company's "executive pay out" arrangement with certain executives, as described in Section 4.3 of the Disclosure Schedule (collectively, the "Company Stock Plans"), the Convertible Debentures and those Company Stock Options granted pursuant to individual agreements with the grantees and not pursuant to the Company Stock Plans (as described in Section 4.3 of the Disclosure Schedule), true and complete copies of all of which have been provided to Liberty and Parent by the Company, neither the Company nor any of its subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees, directors or any other Persons, that require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company or any subsidiary of the Company, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights.

             (i) All shares of capital stock of, and all partnership, membership or other equity interests in, each subsidiary of the Company and in each Affiliate of the Company owned directly or indirectly by the Company are owned free and clear of any Lien or Restriction, except as set forth in Section 4.3(i) of the Disclosure Schedule, and the shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid and non-assessable. There are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly,
(x) provide for or relate to the sale, pledge, transfer or other disposition by the Company or any subsidiary of the Company of any shares of capital stock of, any partnership, membership or other equity interests in, or any Voting Debt of any subsidiary of the Company or any Affiliate owned directly or indirectly by the Company or any subsidiary of the Company, or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

             (j) Except for the transactions listed in Section 7.4(e) of the Disclosure Schedule, neither the Company nor any subsidiary of the Company nor any controlled Affiliate of the Company is under any obligation to contribute any additional capital to, or to acquire any additional interest in, any other Person.

         4.4 REPORTS AND FINANCIAL STATEMENTS. The Company has made available to Liberty and Parent true and complete copies of all Company Commission Filings filed prior to the date hereof and agrees to provide Liberty with true and complete copies of all Company Commission Filings filed after the date hereof. The Company Commission Filings constitute all of the documents (other than preliminary material) required to be filed by the Company with the Commission since

September 1, 1993. As of their respective dates, each of the Company Commission Filings complied and, in the case of filings after the date hereof, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Company Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Company Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999 (the "Company Form 10-Q") or as disclosed therein, the Company did not as of such date have any material liability or obligation of any kind, whether accrued, absolute, contingent, unliquidated or other and whether due or to become due (including any liability for breach of contract, breach of warranty, torts, infringements, claims or lawsuits). Since August 31, 1999, the Company has not incurred any liability or obligation of any kind that alone or in the aggregate is material, except in the ordinary course of business.

         4.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS The execution and delivery by the Company of this Agreement do not and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                 (i) conflict with or violate the Company Charter or bylaws or the charter or bylaws of any corporate subsidiary of the Company or the partnership agreement of any partnership subsidiary of the Company, assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15;

                 (ii) require any consent, approval, order or authorization of or other action by, or any registration, qualification, declaration or filing with or notice to, any Governmental Entity (collectively, "Governmental Consents and Filings"), with respect to the Company or any subsidiary of the Company, except (A) the filing with the Commission of the Proxy Statement and such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (C) such Governmental Consents and Filings (the "Local Approvals") with foreign, state and local Governmental Entities as may be required with respect to any Licenses held by the Company or any of its subsidiaries, or as may otherwise be required under laws applicable to the conduct of the businesses of the Company and its subsidiaries,

         (D) such consents and filings as may be required in connection with the issuance of Class A Liberty Group Stock as contemplated hereby pursuant to state securities and blue sky laws; (E) all filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act; (F) the filing by Parent of the S-4 Registration Statement; and (G) any other filings the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect.

                 (iii) assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15, require, on the part of the Company or any subsidiary of the Company, any consent by or approval or authorization of or notice to any Person (other than a Governmental Entity), whether under any Contract or otherwise, except as set forth in Section 4.5(iii) of the Disclosure Schedule and except for any other consents, approvals, authorizations and notices the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect;

                 (iv) assuming that the consents and notices described in
         Section 4.5(iii) of the Disclosure Schedule are obtained and given, conflict with or result in any violation or breach of or default under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by or the impairment, loss or forfeiture of any benefit, rights or privileges under or the creation of a Lien or other encumbrance on any assets pursuant to (any of the foregoing, a "Violation") any Contract to which the Company or any subsidiary is a party, by which the Company or any subsidiary or any of their respective assets or properties is bound or affected, or pursuant to which the Company or any subsidiary is entitled to any rights or benefits (in any such case, with or without notice or lapse of time, or both), other than any Violations that would not, individually or in the aggregate, result in a Material Adverse Effect; or

                 (v) assuming that the Merger Proposal is so approved by the Company's stockholders and assuming that the Governmental Consents and Filings specified in clauses (A) through (E) of Section 4.5(ii) are obtained, made and given, result in a Violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary or by which any of their respective properties or assets are bound or affected, other than any such Violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

Section 4.5(ii)(C) of the Disclosure Schedule identifies all Local Approvals required by the Company in connection with the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation of the Merger as contemplated hereby, other than any such Local Approvals that meet both of the following requirements: (x) the failure of such Local Approvals to be obtained would not, individually or in the aggregate, have a Material Adverse Effect, and (y) the Company is not aware, after due diligence, that such Local Approval is so required.

         4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise expressly disclosed in Company Commission Filings filed with the Commission between August 31, 1998, and the date of this Agreement, since August 31, 1999: (i) there has not been any material adverse change in the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, and no event has occurred and no condition exists that, individually or together with any other events or conditions, has had or is reasonably likely to have a Material Adverse Effect and (ii) other than any actions that in the ordinary course of the Company's business consistent with prior practice would not have required, and would have been taken without, the approval of the Company Board, no action has been taken by the Company or any subsidiary of the Company that, if Section
7.4 had then been in effect, would have been prohibited by such Section without the consent or approval of Liberty, and no agreements, understandings, obligations or commitments, whether in writing or otherwise, to take any such action have been entered into.

         4.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company or any of its Affiliates, directors, officers, employees, agents or representatives in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the S-4 Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the Class A Liberty Group Stock to be issued in the Merger (or any other securities issued or deemed to be issued in connection with this Agreement and the transactions contemplated hereby), (ii) the Proxy Statement or (iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the S-4 Registration Statement or any amendment or supplement thereto, when the same becomes effective, at the time of the Special Meeting and at the Effective Time, and, in the case of the Proxy Statement or any amendment or supplement thereto, at the time of mailing of the Proxy Statement to the Company's stockholders and at the time of the Special Meeting or any other meeting of the Company's stockholders to be held in connection with the Merger, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. For this purpose, any such information included or incorporated by reference in any such document will be deemed to have been so supplied in writing specifically for inclusion or incorporation therein if such document was available for review by the Company a reasonable time before such document was filed (but the foregoing shall not be the exclusive manner in which it may be established that such information was so supplied). The S-4 Registration Statement (to the extent that the Proxy Statement constitutes the prospectus thereunder) and the

Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations under each such Act.

         4.8 LEGAL PROCEEDINGS. Except as set forth in the Company Commission Filings filed with the Commission prior to the date hereof, (i) there is no suit, action or proceeding pending or, to the best knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting the Company or any subsidiary or any of its or their properties or rights, that is, if adversely determined, reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect; (ii) there is no judgment, decree, Injunction, rule or order of any Governmental Entity applicable to the Company or any subsidiary that has or is reasonably likely to have, either individually or in the aggregate, any such effect; and (iii) to the best knowledge of the Company, there is no action, suit, proceeding or investigation pending or threatened against the Company that seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or that seeks damages in connection therewith, and no Injunction of any type referred to in Sections 8.2(d), 8.3(h) and 8.4(d) has been entered or issued.

         4.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENT. The Company and its subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign (collectively, the "Licenses") that are material to the ownership of the assets and operation of the businesses of the Company and its subsidiaries to which such Licenses relate. The Company's material Licenses are listed on Section 4.9 of the Disclosure Schedule attached hereto. The Company and each of its subsidiaries is in compliance with, and has conducted its business so as to comply with, the terms of its Licenses and with all applicable laws, rules, regulations, ordinances and codes, domestic or foreign. Without limiting the generality of the foregoing, the Company and its subsidiaries (i) have all Licenses of foreign, state and local governmental authorities required for the operation of the facilities being operated on the date hereof by the Company and its subsidiaries, (ii) have duly and currently filed all reports and other information required to be filed by any Governmental Entity in connection with such Licenses, and (iii) are not in violation of any of such Licenses. Without limiting the generality of the foregoing, to the best knowledge of the Company, the Company has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by the Company are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority relating to
(i) errors or omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe

Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws"). To the knowledge of the Company, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against the Company relating to violations of the Environmental and Health Laws. The Company has not received any notice of, and does not know or have any reason to suspect, any facts that would constitute a violation of any Environmental and Health Laws that relate to the use, ownership or occupancy of any property or facilities used by the Company in connection with the operation of its business or any activity of the business of the Company that would result in a violation or threatened violation of any Environmental or Health Laws.

         4.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its subsidiaries, Affiliates, directors, officers, employees or agents, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except to the extent provided for in (a) the engagement letter and indemnification letter, each dated April 14, 1999 (the "April 14 Letters"), between the Company and Lazard Freres & Co. LLC ("Lazard"), and (b) the engagement letter dated September 24, 1999, between the Company and Banc of America Securities LLC ("BAS"), true, correct and complete copies of which have been delivered by the Company to Liberty and Parent prior to the date of this Agreement, and the Company agrees to indemnify and hold Parent, Liberty, Merger Sub and their respective subsidiaries, Affiliates, directors, officers, employees and agents harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions, expenses or claims for indemnification or contribution asserted (i) by any other Person on the basis of any act or statement made or alleged to have been made by the Company or any of its subsidiaries, Affiliates, directors, officers, employees or agents, (ii) by Lazard on the basis of any act or statement made or alleged to have been made by the Company or any of its subsidiaries, Affiliates, directors, officers, employees or agents other than the April 14 Letters or (iii) by BAS on the basis of any act or statement made or alleged to have been made by the Company or any of its subsidiaries, Affiliates, directors, officers, employees or agents.

         4.11 TAX MATTERS. There have been duly filed by or on behalf of the Company and each of its subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision, in accordance with GAAP, for the payment of all taxes required to be paid in respect of the periods covered by such tax returns and reports has been made;
(iii) a reserve that the Company reasonably believes to be adequate has been set up for the payment of all such taxes anticipated to be payable in respect of periods through the date hereof; (iv) there are no material "deferred intercompany transactions" or "intercompany transactions," the gain or loss in which has not yet been taken into account under the Consolidated Returns (as defined below); and (v) there are no liens for taxes on the assets of the Company and each of its subsidiaries, except for statutory liens for current taxes not yet due and payable (and except for liens that do not and would not, individually or in the aggregate, have a Material Adverse Effect). No income tax returns required to be filed by or on behalf of the Company and each of its subsidiaries consolidated in such returns (and their respective predecessors, if any) (the "Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS") or other Governmental Entity, except as set forth in Section 4.11 of the Disclosure Schedule. No deficiencies or assessments have been asserted in writing by any Governmental Entity with respect to any alleged deficiency in any tax, except as set forth in Section 4.11 of the Disclosure Schedule. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "tax return" means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any tax, including any information return, claim for refund, amended tax return or declaration of estimated tax.

             (b) Neither the Company nor any of its Subsidiaries (i) is a party to any tax allocation or tax sharing agreement, (ii) has been a member of an affiliated group filing a consolidated federal income tax return other than a group the common parent of which was the Company or (iii) has any liability for taxes of any Person (other than the Company and its Subsidiaries) under Reg. Sections 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

         4.12 EMPLOYEE MATTERS.

             (a) Section 4.12(a) of the Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1994, by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company or any ERISA Affiliate, including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Company Plans"). Section 4.12(a) of the Disclosure
Schedule identifies each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. The Company has delivered to Liberty true and complete copies of each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, annual reports on Form 5500 required to be filed with any Governmental

Entity for each Company Plan that is an employee pension benefit plan for the three most recent plan years and all required actuarial reports for the last two plan years of each Company Plan.

             (b) Except as set forth in Section 4.12(b) of the Disclosure Schedule, none of the Company Plans is a "multiemployer plan", as defined in
Section 3(37) of ERISA ("Multiemployer Plan"), and neither the Company nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan with respect to which the Company or any ERISA Affiliate has any unsatisfied withdrawal liability, nor has any of them incurred any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan; and with respect to each Company Plan that is a Multiemployer Plan: (i) none of the Company, any of its Subsidiaries nor any ERISA Affiliate would be subject to any withdrawal liability under Part I of Subtitle E of Title IV of ERISA if, as of the close of the most recent fiscal year of any such plan, the Company or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a complete withdrawal from such plan; and (ii) to the Company's knowledge, none of the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that such Multiemployer Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) the Company and its ERISA Affiliates have made all contributions to such Multiemployer Plan that they are required to make under the terms of such plan or under any applicable law or contract, except in the case of clauses (i), (ii) and (iii), which would not reasonably be expected to have a Material Adverse Effect.

             (c) Each Company Plan that utilizes a funding vehicle described in
Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Company Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. Each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

             (d) There has been no event or circumstance that has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation or any other person or entity under Title IV of ERISA against the Company or any ERISA Affiliate nor is there or has there been any event or circumstance that could reasonably be expected to result in such liability.

             (e) Except as set forth in Section 4.12(e) of the Disclosure Schedule, neither the Company nor any subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each subsidiary of the Company is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company, and during the past five years neither the Company nor any subsidiary of the Company has experienced a work stoppage.

             (f) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

             (g) To the Company's knowledge, each Company Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under
Section 501(a) of the Code.

             (h) Except as set forth in Section 4.12(h) of the Disclosure Schedule, no Company Plan provides welfare benefits, including death or medical benefits, with respect to current or former employees or consultants of the Company or any subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by applicable law).

             (i) Except as set forth in Section 4.12(i) of the Disclosure Schedule, there are no material pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan with respect to such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

             (j) Section 4.12(j) of the Disclosure Schedule sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to Liberty): (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $90,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of the Company or any subsidiary of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement; (iv) each agreement with respect to any officer or other key employee of the Company or any subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each other material agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 4.12(j) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, arrangement, commitment or understanding that has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

         4.13 FAIRNESS OPINION. The Company Board has received the oral opinion (which will be memorialized in writing prior to the filing of the Preliminary Proxy Statement) of BAS that, as of the date hereof, the Merger Consideration payable with respect to the Company Class B Stock pursuant to the Merger, and the ownership of the Surviving Corporation Class A Stock to be retained in the Merger by the record holders thereof, taken as a whole, is fair, from a financial point of view, to the holders of the Old Class A Common Stock, other than (if holders) Parent, Liberty and any Affiliates of the Company, Parent or Liberty (the "Fairness Opinion"). The Company has provided, or prior to the filing of the Preliminary Proxy Statement will provide, Liberty and Parent with a true and complete copy of the Fairness Opinion will include an executed copy of the Fairness Opinion in the Proxy Statement.

         4.14 RECOMMENDATION OF COMPANY BOARD. The Company Board, by vote at meetings duly called and held, has approved this Agreement and the Merger and has declared them advisable, determined that the Reclassification and the Merger are in the best interests of the Company's stockholders, and has adopted resolutions recommending approval and adoption of the Reclassification, this Agreement and the Merger by the stockholders of the Company.

         4.15 VOTE REQUIRED; CONSENTS UNDER EMPLOYEE PLANS. The only vote of stockholders (or holders of Convertible Debentures) of the Company required under the DGCL, the Nasdaq National Market and the Company Charter and bylaws in order to approve and adopt the Reclassification is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Old Class A Common Stock and Old Class B Common Stock, each voting separately as a class, and no other vote or approval of or other action by the holders of any capital stock or Voting Debt of the Company is required. The only vote of stockholders (or holders of Convertible Debentures) of the Company required under the DGCL, the Nasdaq National Market and the Company Charter and bylaws in order to approve and adopt the Merger is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Old Class A Common Stock and Old Class B Common Stock voting together as a single class, and no other vote or approval of or other action by the holders of any capital stock or Voting Debt of the Company is required. No consent, approval or other action by any holder of any Company Stock Option or Convertible Debenture or any participant in any Company Stock Plan is necessary in order to effect the provisions of Section 2.6 and 2.7.

         4.16 ADEQUACY OF PROPERTIES; INTANGIBLE PROPERTY.

             (a) The properties and assets owned or leased by the Company and its subsidiaries are suitable and adequate for the conduct of their respective businesses and operations and, except as otherwise disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, the Company and its subsidiaries have good and marketable title to or valid leasehold or other contractual interests in such properties and assets, free and clear of all Liens other than Permitted Encumbrances. All such real properties and material assets encumbered by Permitted Encumbrance are listed in Section 4.16(a) of the Disclosure Schedule.

             (b) The Company and its subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property rights (each of which are listed in Section 4.16(b) of the Disclosure Schedule) required for, used in or incident to the businesses of the Company and its subsidiaries as now conducted or proposed to be conducted. Except as otherwise described in the Company Commission Filings, the Company has not received notice, and has no reason to know, of any claim or threatened infringement of the rights of others with respect to any patents, trade secrets, trademarks, service marks, trade names, brands, logos, copyrights or licenses used or owned by the Company. The Company has no reason to believe that it is infringing upon or otherwise violating, or has in the past infringed upon or otherwise violated, the rights of any third party with respect to any patent, trade secret, trademark, trade name, service mark or copyright. To the best knowledge of the Company, no current or former employee of the Company is or was a party to any confidentiality agreement and/or agreement not to compete which restricts or prohibits or restricted or prohibited at any time during such employee's employment by the Company, such employee's performance of the Company's business, as the case may be, or any activity that such employee was hired to perform. To the best knowledge of the Company, the Company is not now using, and has not in the past used without appropriate authorization, any confidential information or trade secrets of any third party. The Company has never received any notice alleging such conduct.

         4.17 TRANSACTIONS WITH AFFILIATES AND CERTAIN AGREEMENTS. Section 4.17 of the Disclosure Schedule sets forth an accurate and complete listing of (a) all Contracts, leases, agreements and understandings, whether written or oral, to which the Company or any of its subsidiaries is a party, or by which the Company, any of its subsidiaries or any of their respective assets is bound, that contain any material restriction or limitation on the ability of the Company or any of its subsidiaries or Affiliates to engage in any business anywhere in the world and (b) all Contracts, leases, agreements and understandings, whether written or oral, giving any person the right to require the Company to register under the Securities Act any securities of the Company or to participate in any registration of such securities. The Company has previously provided or made available to Liberty true and complete copies of each of the foregoing agreements. Except as expressly disclosed by the Company in the Company Commission Filings filed with the Commission prior to the date hereof, there are no relationships or transactions involving the Company or any subsidiary or Affiliate of the Company of a type required to be disclosed in any Company Commission Filings pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

         4.18 NO INVESTMENT COMPANY. The Company is not an "investment company" subject to the registration requirements of, or regulation as an investment company under, the Investment Company Act of 1940, as amended.

         4.19 NO EXCISE TAX OBLIGATIONS. The Company does not have, and following the consummation of the Merger the Surviving Corporation will not have, any obligation to make payments to any past or present employees of the Company or its subsidiaries or Affiliates as a result of the imposition of any excise taxes pursuant to Section 4999 of the Code or the imposition of any excise or similar taxes pursuant to any similar provision of state or local law.

         4.20 FULL DISCLOSURE. No statement in this Agreement (including without limitation the Schedules and Exhibits thereto) or in any certificate delivered pursuant to the requirements of this Agreement by or on behalf of the Company to Parent, Liberty or Merger Sub (or to any officer, director, agent, employee, subsidiary or Affiliate of any of them) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         4.21 BRITISH TELECOMMUNICATIONS. As of the date hereof, the Company and its Subsidiaries do not, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT"), or any of its Subsidiaries, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its Subsidiaries. Between the date of this Agreement and the Effective Time, neither the Company nor its Subsidiaries will voluntarily acquire or agree to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership of any shares of any class of capital stock of BT or its Subsidiaries or any direct or indirect rights or options to so acquire any shares of any class of capital stock of BT or any of its Subsidiaries.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

             Parent hereby represents and warrants to the Company and, solely with respect to Sections 5.1 and 5.2, to Liberty, as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

         5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and each of Parent and Merger Sub has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub (including in the case of Merger Sub, approval and adoption of this Agreement and the Merger by Parent, as the sole stockholder of Merger Sub). This Agreement is a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The shares of Class A Liberty Group Stock to be issued and delivered by Parent pursuant to Sections 2.4, 2.5, 2.6 and 2.7 will be, when the Merger has become effective and such shares are issued and delivered as provided in Sections 2.4, 2.5, 2.6 and 2.7 duly authorized, validly issued, fully paid and non-assessable assuming, with respect to Sections 2.6 and 2.7, that such issuance and delivery is consistent with the terms and conditions of the Company Stock Options and the Convertible Debentures, respectively, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

         5.3 CAPITALIZATION OF PARENT. As of the date hereof, Parent's authorized capital stock consists of 8,850,000,000 shares, consisting of (a) 100,000,000 preferred shares, par value $1.00 per share ("Parent Preferred Stock"), and (b) 8,750,000,000 common shares, par value $1.00 per share, of which (i) 6,000,000,000 shares are Parent Common Stock, (ii) 2,500,000,000 shares are Class A Liberty Group Stock and (iii) 250,000,000 shares are Class B Liberty Group Stock

         5.4 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES; ASSETS OF MERGER SUB

             (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

             (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Except as contemplated by this Agreement and the Inter-Group Supplement, the Post-Merger Restructuring Transactions and the Contribution Agreement there are not as of the date hereof, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

             (c) As of the date hereof and immediately prior to the Effective Time, except for agreements, obligations or liabilities entered into or incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Inter-Group Supplement and the Sixth Tax Sharing Amendment or any other documents referred to herein or therein or executed in connection herewith or therewith to which any of the Company or its subsidiaries or Affiliates is a party, Merger Sub has not and will not have incurred, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

             (d) Parent will take all commercially reasonable actions necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to capitalize Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated. If, notwithstanding the foregoing sentence, any assets are contributed to Merger Sub, Parent will take all commercially reasonable actions necessary to ensure that no assets will be withdrawn from Merger Sub at any time prior to the Effective Time.

         5.5 OWNERSHIP OF COMPANY STOCK. As of the date hereof, neither Parent nor any Subsidiary or Affiliate of Parent "owns", and has not within the past three years "owned" (as such terms are defined in Section 203 of the DGCL), more than 5% of the shares of Company Stock (other than pursuant to this Agreement, including Exhibit 1.1 hereto, the Inter-Group Supplement, the Sixth Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party) outstanding on the date hereof; provided, however, that for purposes of this representation Parent and its Subsidiaries that are members of the Common Stock Group shall not be deemed to own or have owned any shares or interests in stock of the Company that may be owned by or for the benefit of any member of the Liberty Media Group.

         5.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the S-4 Registration Statement or any amendment or supplement thereto, (ii) the Proxy Statement or (iii) any other documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the S-4 Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF LIBERTY

             Liberty hereby represents and warrants to Parent and the Company as follows:

         6.1 ORGANIZATION AND QUALIFICATION. Liberty (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Liberty Material Adverse Effect. As of the September 30, 1999, (a) 1,156,751,950 shares of Class A Liberty Group Stock, (b) 49,265,043 shares of Class A Liberty Group Stock were reserved for issuance upon exercise of outstanding options for Class A Liberty Group Stock, (c) 108,421,708 shares of Class B Liberty Group Stock were issued and outstanding and (d) 2,912,000 shares of Class B Liberty Group Stock were reserved for issuance upon exercise of outstanding options for Class B Liberty Group Stock.

         6.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by Liberty. Liberty has all requisite corporate power and authority to enter into this Agreement and Liberty has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty of this Agreement and the consummation by Liberty of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         6.3 OWNERSHIP OF COMPANY STOCK. Neither Liberty nor any member of the Liberty Media Group nor any Subsidiary or Affiliate of Liberty "owns" (as such term is defined in Section 203 of the DGCL), any shares of Company Stock; provided that the foregoing representation is to the best knowledge of Liberty with respect to shares of Company Stock so "owned" by Liberty by virtue of the ownership of shares of Company Stock by Liberty's "affiliates" or "associates" (as such terms are defined in the DGCL). Between the date of this Agreement and the Effective Time, neither Liberty nor any member of the Liberty Media Group nor any Subsidiary or Affiliate of Liberty will acquire any additional shares of Company Stock, except in accordance with Section 3.8.

         6.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Liberty relating to Liberty or any of its subsidiaries or the Liberty Media Group for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the S-4 Registration Statement, or any amendment or supplement thereto, filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, (ii) the Proxy Statement or (iii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the S-4 Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The S-4 Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act.

         6.5 LIBERTY GROUP INFORMATION.

             (a) The narrative information contained in the proxy statement of Tele-Communications, Inc. dated January 8, 1999, with respect to the Liberty Media Group (referred to in such proxy statement as the "New Liberty Media Group"), giving effect to the transactions described in such proxy statement, did not as of such date contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The items of selected pro forma financial information with respect to such "New Liberty Media Group" in such proxy statement, giving effect to the transactions described in such proxy statement and on the basis described therein, were accurate in all material respects as of the dates and for the periods for which such information is presented.

             (b) The narrative information contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with respect to the Liberty Media Group (referred to therein as the "Liberty/Ventures Group"), giving effect to the acquisition of Tele-Communications, Inc. by Parent described therein, the combination of the Ventures Group referred to therein with the predecessor of the Liberty Media Group, and the related transfers of assets by the Ventures Group in exchange for approximately $5.5 billion in cash, did not as of the date such report was filed with the Commission contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (c) Liberty has made available to the Company true and complete copies of all Parent/Liberty Commission Filings filed prior to the date hereof and agrees to provide the Company, upon request, with true and complete copies of all Parent/Liberty Commission Filings filed after the date hereof. As of their respective dates, each of the Parent/Liberty Commission Filings complied and, in the case of filings after the date hereof, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Parent/Liberty Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Parent/Liberty Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Liberty Media Group as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments.

         6.6 NO APPROVALS OR NOTICES REQUIRED. The execution and delivery by Liberty of this Agreement do not and the performance by Liberty of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                 (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Liberty as in effect on the date hereof;

                 (ii) require any consent, approval, order or authorization of or other action by, or any registration, qualification, declaration or filing with or notice to, any Governmental Entity, with respect to Liberty, except (A) the filing by Parent of the S-4 Registration Statement, (B) the filing with the Commission of such reports under Sections 13(a) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) such consents and filings as may be required in connection with the issuance of Class A Liberty Group Stock as contemplated hereby pursuant to state securities and blue sky laws, and any other Governmental Consents and Filings required with foreign, state and local Governmental Entities with respect to any Licenses of Parent or any of its Affiliates or as may otherwise be required under any laws applicable to the conduct of the business of Parent and its Affiliates; (E) all filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act; (F) the filing by the Company of the Proxy Statement and all other Government Consents and Filings required to be filed by or on behalf of the Company or any of its Affiliates; and (G) any other filings the absence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect;

                 (iii) conflict with or result in any Violation of, any Contract to which Liberty or any Liberty Affiliate is a party, other than any Violations that would not, individually or in the aggregate, result in a Liberty Material Adverse Effect; or

                 (iv) assuming approval and adoption of the Merger and this Agreement by Parent as sole stockholder of Merger Sub and assuming that the Governmental Consents and Filings specified in clauses (A) through
         (F) of Section 6.6(ii) are obtained, made and given, result in a Violation of any law, rule, regulation, order, judgment or decree applicable to Liberty, other than any such Violations that would not, individually or in the aggregate, result in a Liberty Material Adverse Effect.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Liberty Group Information, since December 31, 1998, there has not been a material adverse change in, and no event has occurred and no condition exists that, individually or together with all such changes, events and conditions has had or, insofar as Liberty can reasonably foresee, is reasonably likely to have a Liberty Material Adverse Effect.

         6.8 LEGAL PROCEEDINGS. There is no suit, action or proceeding pending to which Liberty is a party that relates to this Agreement or the Merger and, if adversely determined, is reasonably likely to have, either individually or in the aggregate, a Liberty Material Adverse Effect. There is no judgment, decree, Injunction, rule or order of any Governmental Entity applicable to Liberty that relates to this Agreement or the Merger and has, or is reasonably likely to have, either individually or in the aggregate, a Liberty Material Adverse Effect. To the best knowledge of Liberty, there is no action, suit, proceeding or investigation pending or threatened against Liberty that seeks to restrain, enjoin or delay the consummation of the Merger or any other material transaction contemplated hereby or that seeks damages in connection therewith, and no Injunction of any type referred to in Sections 8.2(d), 8.3(h) and 8.4(d) has been entered or issued.

         6.9 NO OTHER MERGER AGREEMENTS. Neither Liberty nor any Liberty Affiliate is a party to any agreement, whether or not in writing, that requires Parent, Merger Sub or any of their respective subsidiaries to effect a merger of the Company or the Surviving Corporation with and into any other corporation, other than the Merger, or that provides for Parent, Merger Sub or any of their respective subsidiaries or Affiliates to suffer or incur any damage, cost, liability or other penalty or onerous condition if such a merger is not effected.

                                  ARTICLE VII
              CERTAIN AGREEMENTS AND TRANSACTIONS PRIOR TO CLOSING

         7.1 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries, and use its reasonable efforts to cause its other Affiliates, to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent and Liberty full access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, operations, results of operation, personnel, assets, liabilities, condition and prospects as such Persons shall from time to time reasonably request, and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the same and otherwise fully cooperate with the other party in its investigation of the Company and its business. No investigation pursuant to this Section 7.1 will affect any representation or warranty given by the Company to Parent or Liberty hereunder.

         7.2 CONFIDENTIALITY. Each of the parties hereto (the "Receiving Party") agrees, except as otherwise provided in this Section 7.2, that it will keep confidential in accordance with this Section 7.2 and not disclose to any person other than its officers, directors, employees, accountants, counsel, financial advisors and other representatives (collectively, "Representatives") or use for any purpose other than the performance by the Receiving Party of its obligations under this Agreement and compliance with, and enforcement of, the terms and conditions hereof, and the Receiving Party's due diligence review and business evaluations relating to the Disclosing Party and the transactions contemplated hereby, all proprietary and/or confidential information provided to the Receiving Party or any of its Representatives by any other party hereto (the "Disclosing Party") or any of its Representatives ("Confidential Information"). In addition, each of Liberty and the Company agrees not to contact any of the Disclosing Party's customers or vendors for any reason related to this Agreement or the transactions contemplated hereby without the Disclosing Party's consent. All information provided to the Receiving Party or its Representatives by the Disclosing Party in connection with the Transaction shall be presumed to constitute "Confidential Information" unless
(i) the Disclosing Party indicates otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this paragraph by the Receiving Party or its Representatives, (iii) the information was or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party, (iv) the information was within the possession of the Receiving Party or any of its Representatives prior to being furnished by or on behalf of the Disclosing Party, provided that in each case the source of such information was not bound by a confidentiality agreement in respect thereof preventing disclosure to such Receiving Party or (v) the information is independently developed by the Receiving Party (but only if it does not contain or reflect, and is not based upon, in whole or in part, any information furnished hereunder which constitutes Confidential Information). Notwithstanding the foregoing, if the Receiving Party is required in any judicial or administrative proceeding or by any regulatory or judicial authority or pursuant to any applicable law or regulation to disclose any Confidential Information, then any disclosure of such information to the extent so required shall not be prohibited by this paragraph. The Receiving Party shall give the Disclosing Party prompt written notice of any disclosure of Confidential Information pursuant to the immediately preceding sentence, including the circumstances requiring such disclosure, which notice shall be (to the extent permitted by law) sufficiently prior to such disclosure to permit the Disclosing Party to seek an appropriate protective order or other relief. A party's obligations hereunder with respect to Confidential Information that (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and
(iii) above to the Receiving Party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a Receiving Party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a Receiving Party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it will be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure; provided, however, that notwithstanding the foregoing, Parent will not be liable under any circumstances for damages other than direct damages (and not

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

lost profits or indirect, special, punitive, or consequential damages) resulting directly and solely from such wrongful disclosure by Parent.

         7.3 PUBLIC ANNOUNCEMENTS. Neither Liberty nor the Company shall or shall permit any of its subsidiaries to (and each of Liberty and the Company shall use its reasonable efforts to cause its Affiliates, directors, officers, employees, agents and representatives not to) issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally concerning the transactions contemplated by this Agreement without the consent of the other (which consent shall not be unreasonably withheld), except to the extent required by applicable law, including the rules and regulations of the Commission, the applicable requirements of the National Association of Securities Dealers, Inc. with respect to issuers whose securities are quoted on the Nasdaq Stock Market or by any securities exchange or association on which such party's securities are traded (including pursuant to any listing agreement) (and in such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

         7.4 CONDUCT OF THE COMPANY'S BUSINESS PENDING THE EFFECTIVE TIME. The Company shall, and shall cause each of its subsidiaries to, except as permitted, required or specifically contemplated by this Agreement or consented to or approved in writing by Liberty alone and, in the case of clauses (c)(i), (c)(ii) and (h), Liberty and Parent (which consent or approval shall not be unreasonably withheld) during the period commencing on the date hereof and ending at the Effective Time:

             (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practice;

             (b) use reasonable efforts, in the ordinary and usual course of its business and consistent with past practice, to preserve intact its business organization, preserve its Licenses in full force and effect, keep available the services of its present officers and key employees, and preserve the good will of those having business relationships with it (provided, however, that this provision will not preclude the Company from terminating any officer or key employee for "cause" with the prior approval of Liberty, which approval need not be in writing and shall not be unreasonably withheld or delayed);

             (c) not (i) make any change or amendments in its charter, bylaws, partnership agreement or membership agreement (as the case may be); (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities, or any securities convertible into, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or any of its other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, other than issuances of Company Class A Stock upon exercise of Company Stock Options or Convertible Debentures outstanding on the date of and disclosed pursuant to this Agreement in accordance with their existing terms, and issuances of capital stock or partnership or other equity interests by a direct or indirect wholly owned subsidiary of the Company to its immediate parent; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities of the Company or any subsidiary of the Company; (v) amend or modify any outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or amend or modify any Company Stock Plan or Convertible Debentures or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any other changes in its capital, partnership or membership structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities; (viii) sell or pledge any stock, equity or partnership interest owned by it in any subsidiary of the Company or any Affiliate, except in the ordinary course of business consistent with prior practice; or (ix) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

             (d) not (i) modify or change in any material respect any material License or Contract, other than in the ordinary course of business consistent with past practice; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (x) in each case other than in the ordinary course of business consistent with past practice, and with or granted to persons who are not officers or directors of the Company or any subsidiary of the Company, and that do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any subsidiary of the Company or any Affiliate, (y) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to officers and employees of the Company or its subsidiaries and (z) other than entering into the consulting agreement with Hassanein substantially in the form of Exhibit 7.11(ii); (iii) establish, amend or modify any Company Plan or any other employee benefit plan of any kind referred to in Section 4.12(a), except to the extent required by any applicable law or the existing terms of such Company Plan or by the provisions of this Agreement; (iv) secure any of its outstanding unsecured indebtedness, provide additional security for any of its outstanding secured indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any subsidiary of the Company, except for Permitted Encumbrances (provided that Liens qualifying as Permitted Encumbrances pursuant to clause (d) of the definition thereof shall not exceed $2,500,000 in the aggregate, without the prior written consent of Liberty, which consent shall not unreasonably be withheld or delayed); (v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its latest balance sheet included in the Company Form 10-Q or incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice and scheduled repayments of indebtedness reflected on the latest balance sheet included in the Company Form 10-Q; (vi) cancel any debts or waive any claims or rights, except in the ordinary course of business and consistent with past practice; (vii) make any capital expenditures in excess of $20,000 individually or $200,000 in the aggregate from the date hereof through the Closing Date, other than the proposed capital expenditures set forth on Section 7.4(d)(vii) of the Disclosure Schedule, which contains the capital budget for the Company and its subsidiaries approved by the Company Board and in effect as of September 30, 1999 (the "Capital Budget"); (viii) accelerate the payment of, or otherwise prepay, any existing outstanding indebtedness for borrowed money; (ix) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any transaction with any director, officer, partner or affiliate not required by the terms of an existing Contract described on Section 7.4(d)(ix) of the Disclosure Schedule; or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

             (e) other than any acquisitions listed on Section 7.4(e) of the Disclosure Schedule, not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any substantial assets (it being understood that any acquisition that would constitute a capital expenditure within the meaning of the Capital Budget shall be subject to the provisions of clause (d) of this Section and not to this clause (e));

             (f) not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, except in the ordinary course of business consistent with prior practice;

             (g) not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt security or obligation of any other Person, other than in the ordinary course of business consistent with past practice; and

             (h) not take any action that would or is reasonably likely to result in (i) any of the representations or warranties made in Article IV hereof being untrue on and as of the Closing Date as though made on and as of the Closing Date (except for any changes expressly permitted or contemplated by this Agreement) or (ii) any of the conditions set forth in Section 8.1, 8.2 or 8.3 not being satisfied.

         7.5 NO SOLICITATION.

             (a) During the term of this Agreement, the Company shall not, directly or indirectly, through any Representative or otherwise (i) engage in any Extraordinary Transaction (as defined below), (ii) enter into any agreement or understanding with any person other than Liberty with respect to any Extraordinary Transaction, (iii) participate or engage in any discussions or negotiations with any person other than Liberty relating to any of the foregoing (whether or not initiated by the Company or any Representative), or (iv) provide any material non-public information regarding the Company or any of its subsidiaries or any of the Company's securities to any person other than Liberty or Parent in connection with any of the foregoing; provided, however, that this
Section 7.5(a) shall not be construed to prohibit the Company from engaging in any or all of the transactions specified in Section 7.4(e) of the Disclosure Schedule. If the Company receives any inquiry or proposal regarding the possibility of an Extraordinary Transaction, or regarding any of the matters described in clauses (ii) through (iv) of the immediately preceding sentence, it shall promptly notify Liberty thereof in writing and shall provide Liberty with such information regarding such inquiry or proposal and the person making the same as Liberty shall reasonably request, to the full extent such information is reasonably available to the Company. "Extraordinary Transaction" means any investment in, acquisition of, business combination with or other extraordinary transaction regarding the Company or any direct or indirect subsidiary or division thereof, including, without limitation, any merger, purchase or sale of securities or purchase or sale of assets outside the ordinary course of business.

             (b) Notwithstanding Section 7.5(a), if at any time prior to approval and adoption of this Agreement and the Merger by the Company's stockholders at the Special Meeting (the "Applicable Period") (i) the Company receives a Superior Proposal (as defined below) that was not solicited or initiated by the Company or any affiliate or representative of the Company in violation of Section 7.5(a), and (ii) the Company Board reasonably determines in good faith (after consultation with the Company's outside legal counsel) that it is required to do so in order to discharge properly its fiduciary duties under applicable law, the Company may, in response to such unsolicited Superior Proposal, (A) take any or all of the actions referred to in clauses
(ii) through (iv) of Section 7.5(a) with respect to such Superior Proposal (and in connection therewith the Company and any Subsidiary of the Company
(x) may enter into one or more customary confidentiality agreements with the Person or Persons making the Superior Proposal but (y) may not agree to any exclusive right to negotiate with the Company), and/or (B) withdraw or modify its recommendation of this Agreement and the Merger (provided that in such event this Agreement and the Merger shall nevertheless be submitted to a vote of the Company's stockholders at the Special Meeting), and nothing contained in this Agreement shall prevent the Company Board or the Company from complying with Rule l4d-9 and Rule l4e-2 promulgated under the Exchange Act with regard to any Extraordinary Transaction relating to any such unsolicited Superior Proposal. For all purposes of this Agreement, "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, asset purchase, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Stock then outstanding or all or substantially all the assets of the Company, on terms that the Company Board reasonably determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the

Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such third party.

         7.6 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, each of Liberty and the Company will give prompt notice in writing to the other and to Parent of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (except for changes permitted or contemplated by this Agreement),
(ii) the occurrence of any event that will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article VIII hereof to be satisfied, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party and (iv) any notice of, or other communication relating to, any litigation referred to in Section 7.7 or any order or judgment entered or rendered therein.

         7.7 DEFENSE OF LITIGATION. Each of Liberty and the Company agrees to vigorously defend against any and all actions, suits or proceedings in which such party is named as a defendant that seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company shall not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of Parent and Liberty (which consent shall not unreasonably be withheld or delayed). Liberty and Merger Sub shall not settle any such action, suit or proceeding, if such settlement would have, or could reasonably be expected to have, a Material Adverse Effect, without the consent of the Company (which consent shall not unreasonably be withheld or delayed). Liberty and the Company further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such person were a party hereto.

         7.8 ADDITIONAL FINANCIAL STATEMENTS. Promptly after the same become available, the Company shall furnish to Parent and Liberty such additional financial data concerning the Company and its subsidiaries as Parent or Liberty may reasonably request, including any audited consolidated financial statements of the furnishing party for any year ending on or after the date hereof, prepared in conformity with the requirements of the Commission applicable to annual financial statements to be included in Form 10-K under the Exchange Act, and all interim quarterly consolidated financial statements of the furnishing party prepared on or after the date of this Agreement, accompanied by a statement of the principal financial officer of the Company that, in the opinion of such officer, such quarterly financial statements were prepared in conformity with the requirements of the Commission applicable to financial statements to be included in Form 10-Q under the Exchange Act, applied (in each such case) on a consistent basis (except as otherwise stated in the quarterly financial statements) and present fairly the consolidated financial position, results of operations and cash flows of the

Company and its consolidated subsidiaries as of the date and for the period indicated (subject in the case of quarterly financial statements to normal, recurring year-end audit adjustments).

         7.9 ACTIONS BY MERGER SUB. In its capacity as the sole stockholder of Merger Sub and subject to the terms and conditions of this Agreement, Parent shall use all reasonable efforts to cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger Proposal and the transactions contemplated hereby.

         7.10 LISTING. Each party agrees to use its reasonable efforts to cause the shares of Class A Liberty Group Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance, and to cause the shares of Class A Liberty Group Stock issuable upon the exercise of Rollover Options or the conversion after the Effective Time of outstanding Convertible Debentures to be listed on the NYSE.

         7.11 CERTAIN AGREEMENTS. Concurrently with the execution and delivery of this Agreement, the following additional agreements are being entered into by the parties thereto:

                 (i) a Voting Agreement in the form attached hereto as Exhibit 7.11(i) (the "Voting Agreement"), among Liberty and Marshall Naify and Robert A. Naify (each in their individual capacities and as trustees under certain trusts established for the benefit of certain family members); and

                 (ii) a Consulting Agreement in the form attached hereto as
         Exhibit 7.11(ii), among the Company, Liberty, SMH Entertainment, Inc., a California corporation, and Hassanein.

In addition, a Noncompetition Agreement substantially in the form of Exhibit 7.11(iii) among the Company, Liberty, Marshall Naify and Robert A. Naify will be entered into prior to the Closing.

         7.12 CERTIFICATES AS TO INDEBTEDNESS. At the Closing, the Company shall cause the lenders under its existing bank credit facility to deliver a certificate to Liberty certifying the amount of outstanding indebtedness of the Company under such facility at such time.

         7.13 INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE.

             (a) Liberty, Merger Sub and the Company agree that all right to indemnification, exculpation, advancement of expenses and the like now existing in favor of any present or former director or officer of the Company and its subsidiaries (the "Indemnified Parties") as provided in the respective charters or bylaws of the Company and such subsidiaries or in an agreement between an Indemnified Party and the Company or one of its subsidiaries, are contract rights and shall survive the Merger. In addition, and without limiting the foregoing, from and after the Effective Time, Liberty and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless each of the Indemnified Parties (and shall also, subject to Section 7.13(b), advance expenses as incurred, to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against all losses, costs, expenses, claims, damages, judgments or liabilities arising out of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its subsidiaries, or is or was serving at the request of the Company as an officer, director or employee or agent of another Person, pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") (including all such Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger or any other transactions contemplated hereby or thereby), in each case to the fullest extent permitted under the DGCL (notwithstanding the charter, bylaws or similar organizational documents of the Company, the Surviving Corporation, Parent or Liberty); provided, however, that such indemnification shall be provided only to the extent any directors' and officers' liability insurance policy of the Company or its subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Liberty or the Surviving Corporation shall, subject to Section 7.13(b), advance expenses on a current basis as provided in this paragraph (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Liberty or the Surviving Corporation, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Liberty and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or the Company's bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any of the Company's subsidiaries, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted, made or commenced within such period shall continue until the final disposition of such Claim. The Surviving Corporation shall, and Liberty shall cause the Surviving Corporation to, maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's subsidiaries with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing currently such insurance coverage for directors and officers of the Company, and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 1.75 times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. Anything contained herein to the contrary notwithstanding (but without limiting the obligations of Liberty and the Surviving Corporation to indemnify, defend and hold harmless the Indemnified Parties as set forth in this Section 7.13), as between Liberty and the Surviving Corporation, the Indemnified Liabilities and all costs and expenses incurred by Liberty or the Surviving Corporation in connection with or arising from the Indemnified Liabilities, or in connection with or arising from any obligation to indemnify, defend and hold harmless any Indemnified Party, or to advance expenses or maintain insurance in connection therewith, shall be borne by the Surviving Corporation, and if any liability, loss, cost, damage, claim or expense (including any attorneys' fees and expenses) is paid or incurred by Liberty as a result of any Indemnified Liability or any obligation to indemnify, defend, hold harmless, advance expenses to or maintain insurance for any Indemnified Party, Liberty shall be entitled to reimbursement in full therefor by the Surviving Corporation and shall be subrogated to all rights of the Indemnified Parties vis-greater than-vis the Surviving Corporation with respect to such Indemnified Liabilities and obligations.

             (b) Subject to the rights conferred by the foregoing, the Company, Liberty and the Surviving Corporation, with respect to any Claim relating hereto or to the transactions contemplated by this Agreement commenced before the Effective Time, agree to cooperate and use their respective reasonable efforts vigorously to defend against and respond thereto. Any Indemnified Party wishing to claim indemnification with respect to such a Claim under paragraph (a) of this Section 7.13, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), shall promptly notify Liberty thereof (but the failure so to notify shall not relieve the Company, Liberty or the Surviving Corporation from any liability that it may have under this Section 7.13 except to the extent such failure prejudices such party), whereupon Liberty shall have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, Liberty shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if there are issues that raise existing or potential conflicts of interest between Liberty or the Surviving Corporation and the Indemnified Parties, or among any of the Indemnified Parties, the Indemnified Parties or those of them so affected may retain separate counsel as appropriate to resolve any such conflict or conflicts and Liberty shall pay or cause to be paid all reasonable fees and expenses of such counsel. Neither Liberty nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which consent, however, shall not be unreasonably withheld. This Section 7.13 is intended to benefit the Indemnified Parties and shall be enforceable by each Indemnified Party, his or her heirs and representatives, and shall be binding on all successors and assigns of Liberty, Merger Sub and the Surviving Corporation. Any Indemnified Party seeking judicial enforcement of the right to indemnification or advancement hereunder shall also be entitled to be paid the reasonable expenses (including attorneys' fees) of prosecuting such claim if successful in whole or in part.

         7.14 TAX MATTERS. Each party represents and warrants to the other parties that the statements in the proposed form of certificate of such party (each, a "Party's Certificate" and, together, the "Parties' Certificates") attached, respectively, as Exhibits 7.14 (i) through (iii) to be delivered by such party in connection with the opinions to be delivered pursuant to Sections 8.2(f), 8.3(e) and 8.4(f), are true and correct as of the date hereof, assuming for purposes of this sentence that the Merger had been consummated on the date hereof. Each party agrees that, at and prior to the Effective Time, it will not take any action that would cause any of the statements in the Party's Certificate to be false as of the Effective Time. Unless (and then only to the extent) otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar applicable provision of state or local income or franchise tax law, each party agrees (i) to report the Merger on all tax returns and other filings as a tax-free reorganization within the meaning of Section 368(a) of the Code and (ii) not to take any position in any audit, administrative proceeding or litigation that is inconsistent with the characterization of the Merger as such a reorganization.

         7.15 CERTAIN OBLIGATIONS OF LIBERTY. Following the Effective Time, so long as (i) Liberty controls a majority of the voting power of the Surviving Corporation and (ii) any shares of Surviving Corporation Class A Stock remain outstanding and are owned beneficially and of record by persons other than Liberty and its affiliates:

             (a) Liberty shall use commercially reasonable efforts to cause the Surviving Corporation Class A Stock to be included for trading on the Nasdaq National Market (or, if the Surviving Corporation Class A Stock does not meet the standards of The Nasdaq Stock Market for continued inclusion on the Nasdaq National Market, on the Nasdaq SmallCap Market) or an equivalent stock exchange or quotation system; and

             (b) Liberty shall not, and shall cause its controlled affiliates not to, purchase any shares of Surviving Corporation Class A Stock from any person not affiliated with Liberty, if such purchase would result in the number of shares of Surviving Corporation Class A Stock then outstanding and held by persons not affiliated with Liberty to be less than one-half the number of shares of Surviving Corporation Class A Stock outstanding immediately following the Effective Time (other than pursuant to a tender offer or exchange offer, on commercially reasonable terms, for any and all shares of Surviving Corporation Class A Stock, or a merger, consolidation or similar transaction in which Liberty and/or one or more affiliates of Liberty acquires all the outstanding shares of Surviving Corporation Class A Stock);

provided, however, that the obligations of Liberty under this Section 7.15 shall immediately terminate if Liberty or any affiliate of Liberty shall make, and keep open for the period required by law, a tender offer or exchange offer, on commercially reasonable terms, for any and all shares of Surviving Corporation Class A Stock.

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

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT, LIBERTY, MERGER SUB AND THE COMPANY. The respective obligations hereunder of Parent, Liberty, Merger Sub and the Company to be performed on the Closing Date are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by Parent and Liberty, acting concurrently, for themselves and Merger Sub (but not for the Company), or by the Company for itself (but not for Parent, Liberty or Merger Sub):

             (a) APPROVAL OF STOCKHOLDERS. This Agreement and the Merger Proposal shall have been adopted by the stockholders of the Company as set forth in Sections 3.1 and 4.15.

             (b) REGISTRATION. The S-4 Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the S-4 Registration Statement shall have been initiated and be continuing. Parent shall have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations shall be in full force and effect, and no action, suit, proceeding or investigation seeking to revoke or suspend the effectiveness of any such permit or authorization shall have been initiated and be continuing or shall have been threatened and be unresolved.

             (c) HART-SCOTT ACT. Any applicable waiting period (and any extension thereof) under the Hart-Scott Act shall have expired or been terminated.

             (d) NYSE LISTING. The shares of Class A Liberty Group Stock to be issued in the Merger shall have been authorized for listing on the NYSE subject to official notice of issuance.

             (e) RECLASSIFICATION. The Reclassification shall have occurred as contemplated by this Agreement.

         8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB FOR THE BENEFIT OF LIBERTY. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Liberty, and any or all of which may be asserted or waived solely by Liberty acting alone:

             (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the date of this Agreement and, except to the extent such representations and warranties speak as of a specified earlier date, on and as of the Closing Date as though made on and as of the Closing Date, except for any changes permitted or contemplated by this Agreement.

             (b) PERFORMANCE OF AGREEMENTS. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

             (c) COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent and Liberty a certificate, dated the Closing Date, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b).

             (d) ABSENCE OF INJUNCTIONS AND PROCEEDINGS. No permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect, (i) preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Liberty Material Adverse Effect, (ii) requiring the divestiture, as a result of consummation of the Merger, of a material portion of the business or assets of Liberty and its subsidiaries and Affiliates taken as a whole, (iii) imposing material limitations on the ability of Liberty effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Corporation (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Corporation) or making the holding by Liberty of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requiring Liberty, its subsidiaries or the Company or any of its subsidiaries to cease or refrain from engaging in any line of business, including any line of business conducted by the Company or any of its subsidiaries, as a result of the consummation of the Merger.

             (e) NO ADVERSE ENACTMENTS. No statute, rule, regulation, law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local court or other Governmental Entity of competent jurisdiction shall be in effect that
(i) makes this Agreement, the Merger or any other transaction contemplated hereby illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith or otherwise prohibits or unreasonably delays any of such transactions, (ii) requires or is reasonably likely to require, as a result of the consummation of the Merger, the divestiture of or any restrictions or conditions on the conduct of (A) any substantial portion of the business or assets of the Company and its subsidiaries or (B) any substantial portion of the business or assets of Liberty and its subsidiaries, or of any Affiliate of Liberty, (iii) imposes or is reasonably likely to result in imposition of material limitations on the ability of Liberty effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Corporation (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Corporation), or makes the holding by Liberty of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, or (iv) requires or is reasonably likely to require Liberty or its subsidiaries or any Affiliate of Liberty, or the Company or any of its subsidiaries to cease or refrain from engaging in any material business, including in the case of Liberty any material business conducted by the Company or any of its subsidiaries prior to the Merger, as a result of the consummation of the Merger.

             (f) TAX OPINION. Liberty shall have received a letter from Baker & Botts, L.L.P., dated the Effective Time, entitling Liberty to rely on the opinion of Baker & Botts, L.L.P. to Parent delivered pursuant to Section 8.3(e), to the same effect as if such opinion were addressed and delivered to Liberty.

             (g) OPINION OF COUNSEL FOR THE COMPANY. Parent and Merger Sub shall have received a favorable opinion from Greenberg Glusker Fields Claman & Machtinger LLP, dated the Closing Date, substantially to the effect set forth in
Exhibit 8.2(g). In rendering its opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of the Company and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members or partners, as applicable, thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

             (h) TERMINATION OF REGISTRATION RIGHTS. The Company shall have received (and the Company shall have provided to Liberty a copy of) a written acknowledgment from each party who is a party to (or beneficiary of) any of the Company's registration rights agreements (pursuant to which the Company agreed to register shares of Company Stock or other securities of the Company), listed in the Disclosure Schedule, that the rights of each such party thereunder, shall be terminated as of the Effective Time.

     8.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB FOR THE BENEFIT OF PARENT. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, which conditions are solely for the benefit of Parent, and any or all of which may be waived solely by Parent acting alone:

             (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

             (b) PERFORMANCE OF AGREEMENTS. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

             (c) COMPLIANCE CERTIFICATE. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.3(a), 8.3(b), 8.3(h), and 8.3(n).

             (d) DOCUMENTS UNDER SECTION 3.3. Parent shall have received from each person named in the letter referred to in Section 3.3 an executed copy of the agreement specified in such Section.

             (e) TAX OPINION. Parent shall have received the opinion of Baker & Botts, L.L.P., dated the Effective Time, to the effect that, for United States federal income tax purposes, (i) the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss should be recognized by Parent or any member of its consolidated group as a result of the Merger and the issuance of shares of Class A Liberty Group Stock in connection therewith, except to the extent of any gain or loss that may be recognized by Parent or any member of its consolidated group in its capacity as a shareholder or owner of any other interest in the Company prior to the Merger; and (iv) no gain or loss should be recognized by the Company as a result of the Merger. In rendering such opinion, Baker & Botts, L.L.P. may require and rely upon (and may incorporate by reference) representations and covenants made in the Parties' Certificates, and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

             (f) OPINION OF COUNSEL FOR THE COMPANY. Parent and Merger Sub shall have received a favorable opinion (upon which Liberty shall be entitled to rely) from Greenberg Glusker Fields Claman & Machtinger LLP, dated the Closing Date, substantially to the effect set forth in Exhibit 8.2(g). In rendering its opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers of the Company and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for the opinion. Such counsel may specify the jurisdiction or jurisdictions in which the members or partners, as applicable, thereof are admitted to practice, that they are not admitted to practice in any other jurisdiction or experts in the law of any other jurisdiction and that, to the extent the foregoing opinion concerns the laws of any other jurisdiction or pertains to matters beyond the scope of such counsel's engagement, such counsel may rely upon the opinion of counsel admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that reliance thereon is justified.

             (g) NO ADVERSE ENACTMENTS. No statute, rule, regulation, law, order, judgment or decree enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect which (i) makes this Agreement, the Merger, the Reclassification or the Post-Merger Restructuring Transactions or any other transaction contemplated hereby illegal or imposes or is reasonably likely to impose material damages or penalties in connection therewith or otherwise prohibits or unreasonably delays any of such transactions, (ii) requires or is reasonably likely to require the divestiture or holding separate of any portion of the business or any assets of Parent or any of its Subsidiaries (or any reorganization or restructuring thereof), in any such case as a result of the consummation of the Merger, or would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken or refrained from (or prohibited to be taken or refrained from, as the case may be) by Parent of its Subsidiaries pursuant to the final proviso of the penultimate sentence of Section 3.5 hereof or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement),
(iii) imposes or is reasonably likely to impose any material limitations on the ability of Parent or Liberty effectively to exercise full rights of ownership of shares of capital stock or other ownership interests of the Surviving Corporation (including the right to vote such shares or other ownership interests on all matters properly presented to the stockholders or other equity holders of the Surviving Corporation), or makes the holding by Parent or Liberty of any such shares or other ownership interests illegal or subject to any materially burdensome requirement or condition, (iv) increases in any material respect the liabilities or obligations of Parent arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement or
(v) requires Parent or any of its subsidiaries to cease or refrain from engaging in any business, whether or not such business is conducted by the Company or any of its subsidiaries, as a result of the consummation of the Merger.

             (h) ABSENCE OF INJUNCTIONS AND PROCEEDINGS. No action or proceeding by any Governmental Entity seeking a permanent or preliminary Injunction or restraining order or other order by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be pending which, if determined in a manner adverse to the Company, Liberty or Parent, could have the effect of, and no such Injunction or other order, restraint or prohibition in an action or proceeding (whether by a Governmental Entity or otherwise) shall be in effect, preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that (i) has had or would have (x) a material adverse effect on this Agreement and the transactions contemplated hereby or (y) a material adverse effect on Parent and its Subsidiaries, their respective businesses, assets, results of operation or financial conditions, taken as a whole, or (ii) would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken or refrained from (or prohibited to be taken or refrained from, as the case may be)) by Parent or any of its Subsidiaries pursuant to the final proviso of the penultimate sentence of Section 3.5 hereof or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement.

             (i) CERTAIN AGREEMENTS. Neither the Company nor any of its subsidiaries shall be a party to any contract, agreement or understanding that would at the Effective Time be legally enforceable against Parent or any of its subsidiaries (other than Liberty, the Liberty Affiliates, the Company and their respective subsidiaries), except as would not have a Parent Adverse Effect.

             (j) CERTAIN LICENSES. The Company and its respective subsidiaries, shall hold, and be in compliance with the terms of, and shall have duly and currently filed all reports and other information required to be filed by them in connection with, all Licenses required for the ownership and operation of the assets and facilities of their respective businesses, except for any such failure that in the reasonable judgment of Parent would not have a Parent Adverse Effect.

             (k) NO LIBERTY NOTICE. Parent shall not have been notified by Liberty that any of the Conditions set forth in this Article VIII (other than Section 8.4) shall remain unsatisfied.

             (l) PERFORMANCE OF AGREEMENTS. Liberty shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, to be performed or complied with by it hereunder prior to or on the Closing Date and Liberty shall have delivered to Parent a certificate dated as of the Closing Date, signed by the President or any Vice President of Liberty certifying as to the matters described in this
Section 8.3(l).

             (m) HART-SCOTT. Any applicable waiting period under the Hart-Scott Act shall have expired or been terminated without receipt of any objections or commencement of litigation or threat thereof by the appropriate Governmental Entity to restrain the transactions contemplated hereby.

             (n) GOVERNMENTAL CONSENTS, ETC. Other than the filing of the Certificate of Merger with the Delaware Secretary of State and filings due after the Effective Time, all Local Approvals, and all other Governmental Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect without any condition, limitation or restriction, all Governmental Filings as are required in connection with the consummation of the transactions contemplated hereby shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than any of the foregoing which, if not so obtained, in force or effect, made or expired (as the case may be) would not, in Parent's reasonable judgement, either individually or in the aggregate, have a Parent Adverse Effect.

         8.4 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

             (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Parent and Liberty contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement. (B) PERFORMANCE OF AGREEMENTS. Each of Merger Sub, Liberty and Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

             (b) PERFORMANCE OF AGREEMENTS. Each of Merger Sub, Liberty and Parent shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

             (c) OFFICERS' CERTIFICATES. (i) Liberty shall have delivered to the Company a certificate dated the Closing Date, signed by the President or any Vice President of Liberty certifying as to the fulfillment of the conditions specified in Sections 8.4(a) and 8.4(b) (insofar as each relates to Liberty) and
(ii) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereto) certifying as to the fulfillment of the conditions specified in Sections 8.4(a) and 8.4(b) (insofar as each relates to Parent and Merger Sub).

             (d) ABSENCE OF INJUNCTIONS. No permanent or preliminary Injunction or restraining order or other by any court or other Government Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have a Liberty Material Adverse Effect.

             (e) NO ADVERSE ENACTMENTS. No statute, rule or regulation enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity of competent jurisdiction shall be in effect, and there shall be no action, suit or proceeding brought by any such Governmental Entity and pending which has or is reasonably likely to have a Material Adverse Effect or Liberty Material Adverse Effect.

             (f) TAX OPINION. The Company shall have received the opinion of Baker & Botts, L.L.P., dated the Effective Time, to the effect that, for United States federal income tax purposes, (i) the Merger should be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss should be recognized by the Company as a result of the Merger; and (iv) no gain or loss should be recognized by the stockholders of the Company upon the receipt in the Merger of shares of Class A Liberty Group Stock. In rendering such opinion, Baker & Botts, L.L.P. may require and rely upon (and may incorporate by reference) representations and covenants made in the Parties' Certificates, and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

                                   ARTICLE IX
                                   TERMINATION

         9.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company:

                 (i) by mutual consent of Parent, Liberty and the Company;

                 (ii) by any of the Company, Parent or Liberty: (A) if the Merger shall not have been consummated on or before March 29, 2000, provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in, or has been the cause or a substantial cause of, the failure of the Merger to be consummated on or before such date, and provided further that if the Merger has not been consummated on or before March 29, 2000, solely or primarily as a result of the failure of the conditions set forth in Sections 8.1(b) (if the failure to satisfy such condition is the result of any material acquisition or other transaction or event, or agreement with respect thereto, engaged in, or entered into, by Parent or Liberty or any of their respective Affiliates, whether prior to or after the date hereof), 8.1(c), 8.2(d), 8.3(h), or 8.4(d) to be satisfied or waived, any party, by written notice to each other party, may extend such date up to May 29, 2000, (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of any other party contained in this Agreement, in each case that is not curable, such that the conditions set forth in Sections 8.2(a) or (b) or Sections 8.3(a) or (b), in the case of such a breach by the Company, or Sections 8.4(a) or (b), in the case of such a breach by Parent, Merger Sub or Liberty, cannot be satisfied, (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or (D) the stockholders of the Company fail to approve and adopt the Merger by the requisite vote (I) at the Special Meeting, or (II) by the date one day prior to the applicable date referred to in (A) above, provided that the S-4 Registration Statement became effective (unless the failure of the S-4 Registration Statement to become effective is the result of the Company's material breach of
         Section 3.2(a)) and remained effective such that the Proxy Statement could be mailed to the Company stockholders and the Special Meeting held prior to such applicable date (provided that Parent shall not terminate this Agreement pursuant to this clause (D) without the concurrence of Liberty); or

                 (iii) by Liberty if the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty, its approval or recommendation of the Merger.

         9.2 TERMINATION FEE; EFFECT OF TERMINATION.


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


             (a) If (i) the Company or the Company Board take any action during the term of this Agreement pursuant to Section 7.5(b)(A) or (B), and (ii) this Agreement is thereafter terminated pursuant to Section 9.1(ii)(D) or Section 9.1(iii), and (iii) prior to the expiration of six months after such termination the Company enters into any definitive agreement with respect to or consummates an Extraordinary Transaction with any Person other than Liberty, then the Company shall promptly, but in no event later than the consummation of, or the effectiveness of a definitive agreement regarding, such Extraordinary Transaction, pay Liberty a fee of $3,400,000 (the "Termination Fee"), payable by wire transfer of same day funds.

             (b) If this Agreement is terminated by the Company, Parent or Liberty pursuant to Section 9.1, this Agreement forthwith shall become void and there shall be no liability or obligation on the part of Parent, Liberty, Merger Sub, the Company or any of their respective Affiliates, stockholders, directors, officers, agents, employees or Representatives except (i) as provided in Sections 4.10, 7.2, 7.5, 7.6, and 9.3, which shall survive such termination (for a period of three years in the case of Section 7.2 and, in the case of Section 9.3, for the period specified in such Section); and (ii) subject to Section 10.11, to the extent such termination results from the willful breach by Parent or Liberty, Merger Sub or the Company of any of its representations, warranties, covenants or agreements contained in this Agreement.

             (c) In the event of any termination of this Agreement pursuant to
Section 9.1, Parent shall have no further obligation or liability hereunder, except for its confidentiality obligations pursuant to Section 7.2.

         9.3 NO EMPLOYMENT. If this Agreement is terminated prior to the Effective Time pursuant to Section 9.1, Liberty shall not, for a period of one year following such termination, solicit any of the Company's employees listed on Exhibit 9.3 attached hereto for employment with Liberty or any subsidiary of Liberty, or identify such scheduled employees to any person or entity for potential employment, without in either case the prior written consent of the Company.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1 CERTAIN TAX POSITIONS. The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of the Company and Liberty covenants and agrees that it shall not take, and that it shall cause its respective subsidiaries not to take (including, in the case of Liberty following the consummation of the Post-Merger Restructuring Transactions, that it shall cause the Surviving Corporation not to take) any action that would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         10.2 NO WAIVER OF REPRESENTATIONS AND WARRANTIES; SURVIVAL. The respective representations and warranties of Parent, Merger Sub, Liberty and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto, and all such representations and warranties (other than representations and warranties contained in Article V, except for those contained in the last sentence of Section 5.2, of Parent and Merger Sub, which shall expire at the Effective Time) shall survive the Closing, until the date on which the Company files an Annual Report on Form 10-K for the first full fiscal year (of 10 months or longer) of operations after the Effective Time, whereupon such representations and warranties shall expire, except to the extent that notice of breach is given prior to such date. Notwithstanding the foregoing, the provisions of Section 2.8, 3.8(c), 3.8(d), 3.9, 4.11, 7.2, 7.5, 7.14 (including the representations, warranties and covenants in the Parties' Certificates), 9.2, the last sentence of Section 5.2 and any other applicable provisions of this Article X shall survive indefinitely.

         10.3 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or telecopier, as follows:

             (a) If to Parent or Merger Sub:
                 AT&T Corp.
                 295 North Maple Avenue
                 Basking Ridge, NJ 07920
                 Attention: Vice President-Law and Corporate Secretary
                 Facsimile: (908) 221-6618

                 with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 W. 52nd Street
                 New York, NY 10019
                 Attention: David M. Silk, Esq.
                 Facsimile: (212) 403-2000

             (b) If to Liberty:

                 Liberty Media Corporation
                 9197 South Peoria Street
                 Englewood, CO 80112
                 Attention: Charles Y. Tanabe, Esq.
                 Facsimile: (720) 875-5382

                 with copies to:

                 Baker & Botts, L.L.P.
                 599 Lexington Ave.
                 New York, NY 10022
                 Attention: Marc A. Leaf
                 Facsimile: (212) 705-5097

             and

                 Liberty Media Corporation
                 9197 South Peoria Street
                 Englewood, CO 80112
                 Attention: David Beddow
                 Facsimile: (720) 875-5382

             (c) If to the Company:

                 The Todd-AO Corporation
                 514 Via De La Valle,
                 Suite 300A
                 Solana Beach, CA 92075
                 Attention: Judi M. Sanzo
                 Facsimile: (858) 509-9785

                 with a copy to:

                 Greenberg Glusker Fields Claman & Machtinger LLP
                 21st Floor
                 1900 Avenue of the Stars
                 Los Angeles, CA 90067
                 Attention: Paula J. Peters
                 Facsimile: (310) 553-0687


or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

         10.4 ENTIRE AGREEMENT. This Agreement (including the Disclosure Schedule and other Schedules, Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

         10.5 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of each other party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.6 AMENDMENT. This Agreement may be amended by the parties, at any time before or after approval of any matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made that by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding the foregoing, (a) the provisions of Sections 7.4 (other than to the extent related to Sections 7.4(c)(i), 7.4(c)(ii) and 7.4(h)) and 7.5 may be amended by an instrument signed in writing by the Company and Liberty, without any action on the part of Parent or Merger Sub and (b) following the Effective Time, this sentence of Section
10.6 may only be amended by an instrument signed in writing by Parent, Liberty and, on behalf of the Company, by at least one individual who was serving on the Company Board immediately prior to the Effective Time.

         10.7 EXTENSION; WAIVER. At any time prior to the Effective Time, either the Company on the one hand, or Liberty and Parent acting together on the other hand, without the requirement of any vote of the stockholders of the Company or Merger Sub, may, unless prohibited by law, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party (or, in the case of a waiver by Liberty or Parent, signed on behalf of Liberty and Parent). No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. Any failure of a party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7. Any waiver by either Parent or Liberty shall require the consent of both Parent and Liberty. Notwithstanding the foregoing, the provisions of Sections 7.4 (other than to the extent related to Sections 7.4(c)(i), 7.4(c)(ii) and 7.4(h)) and 7.5 may be waived by an instrument signed in writing by the Company and Liberty without any action on the part of Parent or Merger Sub.

         10.8 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.9 COUNTERPARTS. This Agreement may be executed in counterparts, and on separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.


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


         10.10 APPLICABLE LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

         10.11 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         10.12 DISCLOSURE SCHEDULE. The parties acknowledge that the Disclosure Schedule (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in its entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company, or any of its subsidiaries or will have or is likely to have a Material Adverse Effect, Liberty Material Adverse Effect, Parent Material Adverse Effect or Parent Adverse Effect. Disclosure of the information contained in one section or part of the Disclosure Schedule shall be deemed as proper disclosure for other sections or parts of the Disclosure Schedule only if appropriately cross-referenced.

         10.13 PARENT TRANSACTIONS. Notwithstanding anything to the contrary contained in this Agreement, the pursuit and/or consummation by Parent or any of its Subsidiaries or Affiliates of any Parent Transaction shall be deemed not to be a breach of any provision of this Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement and Plan of Merger as of the date first above written.



                                           AT&T CORP.
                                           By:  ________________________________
                                                Name:
                                                Title:


                                           THE TODD-AO CORPORATION
                                           By:  ________________________________
                                                Name:
                                                Title:


                                           LIBERTY MEDIA CORPORATION
                                           By:  ________________________________
                                                Name:
                                                Title:


                                           B-GROUP MERGER CORP.
                                           By:  _______________________________
                                                Name:
                                                Title:

                                   Exhibit 1.1



                    POST-MERGER RESTRUCTURING TRANSACTIONS(1)

1. Parent shall contribute all of its stock in the Surviving Corporation (other than any stock of the Surviving Corporation received in respect of Company Stock held by Parent immediately prior to the Merger) to Tele-Communications, Inc. (or its successor) ("TCI"), provided that TCI remains an entity controlled by Parent within the meaning of Section 368(c) of the Code (or Parent is the sole equity holder of TCI), in exchange for equity of TCI.

2. TCI shall contribute all of the stock of the Surviving Corporation to Liberty Ventures Group LLC as a contribution to capital, provided that Liberty Ventures Group LLC is treated as a disregarded entity for purposes of Section 7701 of the Code.

3. Liberty Ventures Group LLC shall transfer all of the stock of the Surviving Corporation to Liberty as a contribution to capital, provided that Liberty remains an entity controlled by TCI within the meaning of
         Section 368(c) of the Code.





--------
(1) Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Agreement and Plan of Merger, dated as of ____________, 1999, by and among AT&T Corp., a New York corporation ("Parent"), B-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent, Liberty Media Corporation, a Delaware corporation and a wholly owned indirect subsidiary of Parent ("Liberty"), and The Todd-AO Corporation, a Delaware corporation.